Exhibit 10.11

CONFIDENTIAL

[ *** ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Car Lease Agreement General Terms and Conditions RC-FB683310-2

Moscow, January 14, 2019

Limited Liability Company Volkswagen Group Finanz, hereinafter referred to as the Lessor, represented by Anna Nikolayevna Druzhnina and Veronika Vladislavovna Sakunova, acting on the basis of power of attorney No. 2018-0512/02 dated 05.12.2018, as the first party,

and

Limited Liability Company “Carsharing Russia”, hereinafter referred to as the Lessee, represented by Yevgeniy Sergeyevich Polianovskiy, the Director General, acting on the basis of the Articles of Association, as the second party, hereinafter jointly referred to as the Parties,

have agreed and signed these general terms and conditions of car lease agreement (hereinafter – the General Terms and Conditions) on the following:

1.	TERMS AND DEFINITIONS.

1.1

Advance Lease Payment means the amount of money to be transferred by the Lessee to the Lessor’s account on the basis of the relevant Agreement under the terms provided for in clause 10.3 of these General Terms and Conditions.

1.2

Notification Date means the date when the Lessor notifies the Lessee of the readiness of a specific Leased Item to be transferred to the Lessee (according to clause 4.1 of these General Terms and Conditions).

1.3

Acceptance Date means the date of signing by both Parties or their authorized representatives of the Acceptance Certificate indicating the transfer by the Lessor of a specific Leased Item to the Lessee in lease, except for cases when otherwise provided for in clause 4.5 of these General Terms and Conditions.

1.4

Payment Schedule means the amounts and terms of payment and accrual of the Lessee’s Payments established by the relevant Agreement. The Payment Schedule is attached to each Agreement and is an integral part of it. The amounts indicated in the Payment Schedules are given in rubles of the Russian Federation, unless otherwise provided for by a specific Agreement. The Payment Schedule is subject to change in the cases provided for by these General Terms and Conditions.

1.5

Application means a written application of the Lessee to the Lessor to provide the former with a specific property in lease. The Application is a prerequisite for the conclusion of a relevant Agreement between the Lessor and the Lessee (if the Parties agree on all the terms of such an Agreement) and is attached to the relevant Agreement as its integral part. The Application is not subject to change when the Payment Schedule is changed in accordance with these General Terms and Conditions. In this case the Cost of the Leased Item specified in the Application will be considered by the Parties as a reference.

1.6	Lessee’s Payments mean amounts of money paid by the Lessee to the Lessor in accordance with these General Terms and Conditions on the basis of each Agreement, which consist of the following:

1.6.1	Lease Payments; and

1.6.2	other payments paid by the Lessee in accordance with each Agreement (subject to these General Terms and Conditions).

1.7

Lease Payments mean the Lessee’s Payments paid by it, including for the possession and use of the corresponding Leased Item. Lease Payments also include other amounts stipulated by the relevant Agreement, these General Terms and Conditions and the legislation of the Russian Federation. Lease Payments are paid for each Leased Item in accordance with the procedure provided for in these General Terms and Conditions and the relevant Agreement and include:

1.7.1	The Fixed Lease Payment; and

1.7.2	The Variable Lease Payment.

1.8

Fixed Lease Payment means the part of the Lease Payments paid by the Lessee to the Lessor under each Agreement in accordance with the Payment Schedule attached to it. The Advance Lease Payment for each Agreement is also included in the Fixed Lease Payment. The Fixed Lease Payment may be changed only in cases stipulated by these General Terms and Conditions, the relevant Agreement and/or the legislation of the Russian Federation.

1.9

Variable Lease Payment means the part of the Lease Payments accrued by the Lessor for a specific Agreement depending on the size of the expenses of the Lessor incurred by it in connection with the conclusion and/or performance by the Lessor of such Agreement for a specific Lease Period, and/or the cost of any Additional Services provided by the Lessor under the relevant Agreement for a specific Lease Period and payable by the Lessee in accordance with clause 10.5 herein. The Lessor has the right to include the Lessor’s expenses and other amounts provided for in clause 10.4 of these General Terms and Conditions in the Variable Lease Payment, as well as other amounts, the reimbursement or payment of which by the Lessee to the Lessor is provided for by these General Terms and/or the relevant Agreement.

1.10

Leased Item means a car (vehicle) transferred by the Lessor to the Lessee for leasing on the basis of the relevant Agreement. The specification and other data that make it possible to establish definitely the Leased Item are attached to each Agreement and are its integral part.

1.11

Cost of the Leased Item means the amount of the Lessor’s expenses related to the acquisition of a specific Leased Item, which serves as the basis for calculating the Lessee’s Payments under the relevant Agreement. The Cost of (each) the Leased Item is specified in the relevant Agreement and/or annexes/supplementary agreements to it and is subject to change in accordance with these General Terms and Conditions.

1.12

Place of Transfer means the place of transfer of the specific Leased Item to the Lessee under the terms of these General Terms and Conditions and the relevant Agreement, which is chosen by the Lessee and specified by the Parties in the relevant Agreement (annex thereto).

1.13

Specification means a description of each Leased Item, including such essential characteristics of this Leased Item as make, type, color, configuration and engine. The Specification is attached to each Agreement as its integral part and is subject to change in accordance with these General Terms and Conditions.

1.14	Lease Period means a period of time equal to a calendar month.

1.15	Lease Term Start Date corresponds to the Acceptance Date.

1.16

Due Date means the deadline for the fulfillment of obligations stipulated by a specific Agreement and/or these General Terms and Conditions for the Payment of funds by the Lessee, specified in the corresponding Payment Schedule.

1.17	Payment Day means the day on which the Lessee actually debits funds from its current account to make the Lessee’s Payments under the relevant Agreement.

1.18	Payment means the actual credit of funds to the Lessor’s current account against the Lessee’s Payments under the relevant Agreement.

1.19	Exchange Rate means the exchange rate of the US dollar to the Russian ruble, established by the Central Bank of the Russian Federation.

1.20	Ruble of the Russian Federation means the ruble of the Russian Federation.

1.21	Agreement Amount means the total amount of a specific Agreement equal to the amount of all the Lessee’s Payments in accordance with this Agreement for the entire Lease Term.

1.22

Purpose of the Leased Item means the use of the Leased Item as a car of the appropriate category (passenger/cargo vehicle or other) for any business purposes, except as a taxi, sports and/or driver training car, complying with the requirement not to exceed the maximum mileage of the Leased Item.

1.23

Acceptance Certificate means a document that records the transfer of each Leased Item from one Party to another Party on the basis of the relevant Agreement, confirms its completeness and compliance with the Specification provided for in the relevant Agreement.

1.24

Seller means the seller of a single Leased Item, with which the Lessor is obliged to conclude a purchase and sale agreement in relation to this Leased Item. The name of the Seller in relation to each Agreement is indicated in the corresponding Agreement. The Seller is considered to have been chosen by the Party specified as such in the relevant Agreement.

1.25

Seller’s Warehouse means the place where the Seller, provided for by a separate Agreement, usually carries out the shipment of cars to buyers. The Seller’s Warehouse in relation to each Agreement is specified separately in the relevant Agreement or in the annex/supplementary agreement thereto.

1.26

Authorized Repair Centers mean repair centers for each Leased Item authorized by the relevant official manufacturer of the Leased Item and/or specified in the relevant Agreement and/or in the annex thereto.

1.27

Insurance Company means a company that acts as an insurer in relation to the Leased Items. The Insurance Company in relation to each Leased Item is specified in the relevant Agreement, or it may be the company that insures the civil liability of the person who caused damage to the Leased Item.

1.28

Defects mean malfunctions of any Leased Item that can be detected during its inspection when transferring this Leased Item to the Lessee, as well as its inconsistencies with the corresponding Specification, detected and reflected in the relevant Acceptance Certificate.

1.29	Lease Term means the term for which each Leased Item is leased to the Lessee under each Agreement. The Lease Term is specified in each Agreement.

1.30

Commission Fee means the cost of the Lessor’s services for conducting a legal review of the Lessee’s set of documents and execution of the relevant Agreement, which is payable by the Lessee for each Agreement in accordance with these General Terms and Conditions.

1.31	Agreement means each car lease agreement between the Lessor and the Lessee in respect of any Leased Item concluded under these General Terms and Conditions.

1.32

Tariffs mean tariffs in the current version with all amendments and additions, approved by the Lessor and containing the list of Additional Services and rates for determining the cost of Additional Services. The Tariffs are an integral part of these General Terms and Conditions.

1.33

Additional Services mean the services of the Lessor that are not provided for in the relevant Agreement and are not included in the Payment Schedule and/or the list and the cost of which is given in the Tariffs. Additional Services are provided by the Lessor and are paid by the Lessee in accordance with these General Terms and Conditions within the framework of the relevant Agreement.

1.34	Lessor’s Invoice (Claim) Date means the date of issuing the Lessor’s invoice (claim) specified in the corresponding Lessor’s invoice (claim).

1.35

Payment against Purchase means a payment against the purchase of the relevant Leased Item by the Lessee in the cases provided for by these General Terms and Conditions, in the manner and in the amount provided for by the relevant Payment Schedule, taking into account amendments that may be made to the Payment Schedule in accordance with these General Terms and Conditions.1.35 “Repurchase Payment” means a payment for the repurchase of the relevant Leased Item paid by the Lessee in the cases provided for by these General Terms and Conditions, in the manner and in the amount provided for by the relevant Payment Schedule, taking into account changes that may be made to the Payment Schedule in accordance with these General Terms and Conditions.

1.36

Lease (Carsharing) Agreement means a car sharing agreement without the right of purchase, according to which the Lessee provides the Leased Item for a fee for temporary possession and use (up to 24 hours) to the Lessees (as this term is defined by these General Terms and Conditions below) at the request of the latter. Within this agreement, the Lessee submits the application, sets the beginning and the end of the lease term of the Leased Item and commits other actions arising from the Agreement on the Lessee’s Website or in the Lessee’s Mobile Application (Carsharing).

1.37	Leaseholder means an individual with whom the Lessee has concluded a Lease (Carsharing) Agreement.

1.38

Carsharing Equipment means special equipment installed at the Lessee’s own expense on the Leased Items for tracking the location of the Leased Items and providing Leaseholders with the opportunity to gain access to control the Leased Item.

2.	SCOPE OF THE GENERAL TERMS AND CONDITIONS. CONCLUSION AND PERFORMANCE OF AGREEMENTS, AS WELL AS RELATED CONTRACTS.

2.1

Scope of the General Terms and Conditions. The Parties undertake to conclude car lease agreements in the future under the terms defined in these General Terms and Conditions. In this case, these General Terms and Conditions apply to all car lease agreements that will be concluded between the Lessor and the Lessee, and the text of which contains the corresponding reference to these General Terms and Conditions (the Agreements). When performing the Agreements, the Parties shall be guided by these General Terms and Conditions as if the provisions of these General Terms and Conditions were included in the text of a specific Agreement (taking into account their corresponding interpretation in relation to a specific Agreement).

If there are contradictions between these General Terms and Conditions and the Agreement, these General Terms and Conditions apply to the extent that they do not contradict the relevant Agreement. At any time, both after the conclusion of any Agreement, and simultaneously with such conclusion of the Agreement, the Parties shall have the right to provide for exceptions from these General Terms and Conditions by including the relevant provisions both in such an Agreement and in any supplementary agreement of the Parties thereto.

2.2

The Seller. After the conclusion of each Agreement, the Lessee undertakes to notify independently the relevant Seller of the Lessee’s intention to purchase the corresponding Leased Item in lease through the Lessor.

2.3

Selection of the Leased Item. When concluding each Agreement, the Parties shall assume that the Lessee has independently agreed with the relevant Seller on the characteristics of the relevant Leased Item, including the Specification, the terms of its warranty and other maintenance, the terms and place of delivery, and notified the Lessor about this in the relevant Application. The Lessor shall enter into the purchase and sale agreement with this Seller in accordance with such an Application.

2.4

Purchase and Sale Agreement. The Lessor and the Seller shall enter the purchase and sale agreement for the Leased Item after conclusion of the relevant Agreement and payment by the Lessee of the Advance Lease Payment provided for by the corresponding Payment Schedule. The Lessee is a third party to such a purchase and sale agreement and acts under it as the recipient of this Leased Item.

3.	The Lease Term.

3.1

The Leased Item shall be transferred to the Lessee for the period specified in the relevant Agreement (the Lease Term). The Lease Term for each Agreement shall be calculated starting from the corresponding Lease Term Start Date.

3.2

At the end of the Lease Term under the Agreement, no later than the last day of such Lease Term, the Lessee shall return the relevant Leased Item to the Lessor in accordance with the procedure provided for in clause 11 of these General Terms and Conditions and shall pay the Lessor all the amounts provided for in clause 11 of these General Terms and Conditions (except for cases when the Lessee and the Lessor conclude a purchase and sale agreement for the specified Leased Item in accordance with clause 5.4 of these General Terms and Conditions), and also in any case shall make all other Lessee’s Payments to the Lessor provided for in these General Terms and Conditions and/or the relevant Agreement, including (without limitation) the amount of the Lessee’s debt for previous Lease Periods under such an Agreement.

3.3	At the end of the relevant Lease Term and after the Lessee fulfills its obligations provided for in clause 3.2 of these General Terms and Conditions, the relevant Agreement shall be terminated.

4.	THE PROCEDURE FOR ACCEPTANCE OF LEASED ITEMS BY THE LESSEE.

4.1

Notification of the Lessor. After conclusion of the relevant Agreement, the Lessor undertakes to send a written notice to the Lessee on the readiness of the relevant Leased Item for transfer not later than 5 (five) business days after the occurrence of all the following events without exception:

4.1.1	The Lessor receives the confirmation from the relevant Seller about the readiness of this Leased Item for transfer as provided for in the relevant purchase and sale agreement for this Leased Item;

4.1.2	the Lessee pays the Commission Fee and Advance Lease Payment provided for by the relevant Payment Schedule;

4.1.3

The Lessee fills out and submits to the Lessor a questionnaire confirming actual circumstances of transfer of the Leased Item to the Lessee (information on the Lessee’s representative engaged in transfer of this Leased Item, the person to whom the Lessor transfers the keys and documents for this Leased Item in accordance with these General Terms and Conditions, other similar information) according to the form sent in each case by the Lessor to the Lessee.

The information on the readiness of each Leased Item for transfer shall be communicated to the Lessee by phone specified in the relevant Agreement, with the simultaneous notice sent by courier mail to the address also specified in the relevant Agreement.

The Lessor shall have the right, at its own discretion, to notify the Lessee of the readiness of any Leased Item to be transferred to the Lessee only by phone specified in the previous paragraph, without sending a written notice. Despite the rule established by the previous sentence of this clause, for the purposes of clause 4.5 of these General Terms and Conditions, in any case, only the date of the Lessor’s written notice on the readiness of such a Leased Item for transfer shall be taken into account.

4.2

Place and procedure of acceptance. Acceptance of each Leased Item by the Lessee shall be carried out at the appropriate Place of Transfer simultaneously with the transfer of each Leased Item to the Lessor by the Seller under the corresponding purchase and sale agreement for the Leased Item.

All actions for the transfer of each Leased Item from the relevant Seller to the Lessor and from the Lessor to the Lessee in lease are executed each time by one Acceptance Certificate, which is signed by representatives of the Parties and the relevant Seller. The exception is the cases of acceptance in accordance with the procedure established by clause 4.5 of these General Terms and Conditions, which is confirmed by a unilateral certificate of the Lessor on default acceptance.

Subject to the receipt of a corresponding power of attorney from the Lessor, the relevant Seller or its duly authorized representative may act as a representative of the Lessor during acceptance of the Leased Item by the Lessee. In this case, a bilateral Acceptance Certificate signed by the relevant Seller and the Lessee also simultaneously indicates the transfer of the relevant Leased Item into the Lessor’s ownership and at the same time to the Lessee in lease.

4.3

The quality of the Leased Items. The Lessor is obliged to provide the Lessee with the Leased Items in accordance with the requirements of the legislation of the Russian Federation, these General Terms and Conditions and the relevant Agreements. When accepting each Leased Item, the Lessee is obliged to inspect such a Leased Item and record Defects, if any, in the relevant Acceptance Certificate.

4.4

Actions of the Parties in case of detection of Defects. If any Defects are detected in respect of any Leased Item, the Lessee shall have the right to accept such a Leased Item at its own choice or refuse to accept such a Leased Item. All requirements for the quality of the Leased Item, its completeness, delivery time, etc. shall be presented by the Lessee directly to the relevant Seller.

4.4.1

The Lessee’s consent to accept the Leased Item. If the Lessee agrees to accept any Leased Item with Defects, but nevertheless insists on their subsequent elimination, it signs the appropriate Acceptance Certificate with the appropriate reservation, and the Lessor undertakes to instruct the relevant Seller to eliminate the Defects within a period acceptable to all Parties. The period for elimination of Defects shall be also reflected in such an Acceptance Certificate. The elimination of Defects and their absence during subsequent inspection shall be confirmed by a separate certificate, which is signed by representatives of the Parties and the relevant Seller. If it is impossible to eliminate the Defects, the Lessee shall have the right to refuse to accept the relevant Leased Item and act in accordance with the procedure provided for in clause 4.4.2. of these General Terms and Conditions.

4.4.2

Refusal of the Lessee to accept the Leased Item. If the Lessee refuses to accept any Leased Item with Defects, a corresponding entry shall be made in the relevant Acceptance Certificate. In this case, the Lessee shall have the right either to set a new commensurate period for the delivery of a serviceable Leased Item by the relevant Seller, or, if no agreement is reached on the delivery terms, to terminate the relevant Agreement with compensation to the Lessor for all expenses actually incurred by in connection with the performance of the relevant Agreement (subject to these General Terms and Conditions) until its termination.

Reimbursement of the above expenses shall be made less the payments actually received by the Lessor from the relevant Seller in connection with the termination of the relevant purchase and sale agreement for the Leased Item. If, at the time of reimbursement of expenses by the Lessee, the Lessor has outstanding debts of such a Seller on unfulfilled obligations in connection with the termination of the relevant purchase and sale agreement for the Leased Item, the Lessor shall assign such debts to the Lessee, after the latter reimburses all expenses actually incurred by the Lessor that are not compensated by such a Seller, related to the performance of the relevant Agreement until its termination.

4.5

Default acceptance. If the Lessee does not sign the Acceptance Certificate certifying the acceptance of any Leased Item by the Lessee within 10 (Ten) calendar days from the relevant Notification Date, and does not apply for refusal of acceptance in accordance with clause 4.4. of these General Terms and Conditions, then the acceptance of the relevant Leased Item by the Lessee is considered to have been completed at the end of the 10th (Tenth) calendar day from the relevant Notification Date.

4.5.1

Thereat, for each day of delay in the actual acceptance of the corresponding Leased Item, the Lessor shall be obliged, at the Lessor’s request, to pay a penalty for delay in the amount of [***]% of the corresponding value of the Leased Item until the date of actual receipt of the Leased Item by the Lessee.

4.5.2

If the Lessee does not comply with the provisions of clause 4.4 of these General Terms and Conditions when accepting the Leased Item, and if the circumstances specified in clause 4.5 of these General Terms and Conditions occur, as well as provided that the Lessee has not taken the Leased Item within 10 (Ten) calendar days from the Date of Notification, the Lessor, at the Lessee’s written request, shall have the right to cancel the Acceptance Certificate that entered into force by default, in accordance with clause 4.5 of these General Terms, provided that the Lessee’s original written request with the signature of the head and the seal of the Lessee is received not later than 3 (Three) working days after the expiration of 10 (Ten) calendar days from the Notification Date. The Acceptance Certificate shall be canceled from the date when the Lessor sends a notification to the Lessee about cancellation of the Acceptance Certificate.

4.5.3

In case of cancellation of the Acceptance Certificate subject to clause 4.5.2 of these General Terms and Conditions, the Lessee, in addition to the penalty specified in clause 4.5.1, shall be obliged to pay the Lessor the Commission Fee specified in the relevant Agreement and the penalty in the amount of the refinancing rate of the Central Bank of the Russian Federation on the date of conclusion of the relevant Agreement (increased by a factor of 1.5) from the Cost of the Leased Item within 5 (Five) business days from the Lessor’s Invoice (Claim) Date. Thereat, the Lessor shall refund the amount of the Advance Lease Payment paid by the Lessee, less the Commission Fee, penalties specified in clauses 4.5.1 and 4.5.3 of these General Terms and Conditions, or other Payments payable by the Lessee on the date of cancellation of the Acceptance Certificate in accordance with these General Terms and Conditions and/or the Agreement. Thereat, the relevant Agreement shall terminate from the date of cancellation of the Acceptance Certificate, except for cases when the Parties conclude an additional agreement to the Agreement on changing the Leased Item.

In case of cancellation of the Acceptance Certificate, the Lessee shall undertake, within 5 (Five) working days from the Lessor’s Invoice (Claim) Date, among other things, to compensate the Lessor for all expenses actually incurred by the latter related to execution of the relevant Agreement, as well as other losses of the Lessor arising in connection with the termination of the purchase and sale agreement of the relevant Leased Item.

4.6

Acceptance Costs. All expenses related to the acceptance of each Leased Item, including the costs of transportation of such a Leased Item from the Seller’s Warehouse to the Place of Transfer, shall be borne by the Lessee.

4.7	Risk Transfer. From the moment of the Lessee’s signing of the Acceptance Certificate indicating the transfer of the relevant Leased Item to the Lessee:

•	the Lessor shall be considered to have fulfilled its obligations to transfer such a Leased Item, and

•	the risk of accidental loss or damage to such a Leased Item shall be transferred to the Lessee; and

•

the Lessee shall be responsible for safety of the relevant Leased Item in terms of all types of property damage, as well as in terms of the risks associated with its loss, damage, theft, premature breakdown, an error made during its installation or operation, or other property risks.

These provisions shall also apply from the moment of acceptance of such a Leased Item by default in accordance with clause 4.5 of these General Terms and Conditions.

4.8

Non-Delivery of the Leased Item by the Seller. In the event that any Leased Item has not been delivered by the relevant Seller within the time specified in the sale and purchase agreement for the Leased Item concluded with such Seller, and the specified sale and purchase agreement has been terminated, the Lessor will also have the right to terminate the relevant Agreement unilaterally and out of court.

Upon termination of such an Agreement in accordance with the first paragraph of this clause 4.8, the Lessee shall compensate the Lessor for all expenses actually incurred by the latter related to the performance of such an Agreement (subject to these General Terms and Conditions) until its termination.

Reimbursement of the above expenses shall be made less the payments actually received by the Lessor from the relevant Seller in connection with the termination of the relevant purchase and sale agreement for the Leased Item. If, at the time of reimbursement of expenses by the Lessee, the Lessor has outstanding debts of such a Seller on unfulfilled obligations in connection with the termination of the relevant purchase and sale agreement for the Leased Item, the Lessor shall assign such debts to the Lessee, after the latter reimburses all expenses actually incurred by the Lessor that are not compensated by such a Seller, related to the performance of the relevant Agreement until its termination.

5.	THE RIGHT OF OWNERSHIP. POSSESSION, USE, DISPOSAL.

5.1	The Right of Ownership. The right of ownership of each Leased Item shall belong to the Lessor during the entire relevant Lease Period under the relevant Agreement, as well as after its termination.

The Lessee shall have no right to sell, mortgage, donate, or replace any Leased Item with a car with similar characteristics, or transfer any Leased Item as security for any obligations.

5.2

The right of ownership and use. The right to ownership and use for each Leased Item shall belong to the Lessee during the entire relevant Lease Period, except for cases when the relevant Agreement was terminated prematurely in accordance with the provisions of these General Terms and Conditions, under the Agreement and/or the legislation of the Russian Federation, as well as in other cases established by these General Terms and Conditions, the Agreement and/or the legislation of the Russian Federation. The products and income derived from the use of each Leased Item by the Lessee shall be the exclusive property of the Lessee. The Lessee shall have the right to sublicense any Leased Item or otherwise transfer all or part of the rights under the relevant Agreement (subject to these General Terms and Conditions) to third parties only with the Lessor’s prior written consent. In this case, the responsibility for safety of the relevant Leased Item, as well as for timely payment of the corresponding Payments of the Lessee to the Lessor, shall remain with the Lessee. Thereat, the terms of insurance of such a Leased Item specified in these General Terms and Conditions and/or the corresponding Agreement may be changed by the Lessor on its own initiative unilaterally with the allocation of additional costs, including those associated with an increase in the amount of the insurance premium, to the Lessee’s account. Without prejudice to the above, the Lessee shall have the right to lease the Leased Items to individuals without the Lessor’s additional consent.

5.3

Protection of the Leased Item from third parties. The Lessee shall undertake not to allow the claims of third parties to apply to any Leased Items. The Lessee shall undertake to immediately inform the Lessor about any claims of third parties to any Leased Item, as well as about theft, damage or loss of any Leased Item. The Lessee shall bear the costs of preventing the claims of third parties for all Leased Items, except in cases when those claims arose due to the fault of the Lessor.

5.4

Transfer of ownership to the Lessee. The right of ownership of any Leased Items shall not be transferred to the Lessee. Each Leased Item shall be returned by the Lessee to the Lessor not later than the last day of the corresponding Lease Period in accordance with clause 11 of these General Terms and Conditions.

Thereat, after the Lessee fulfills all its obligations under any Agreement (subject to these General Terms and Conditions), including, among other things, payment to the Lessor of the entire relevant Agreement Amount, but before return of the relevant Leased Item to the Lessor, in accordance with clause 11 of these General Terms and Conditions, the Lessee will be entitled to purchase the corresponding Leased Item from the Lessor at a price equal to the amount of the Payment against Purchase (increased by VAT) indicated in the column “Payment against Purchase of the LI, net” of the corresponding Payment Schedule, under a separate purchase and sale agreement previously concluded by the Parties and the Act on fulfillment of obligations and acceptance of a car, to the Car Purchase and Sale Agreement, drawn up in the form specified in Annex No. 2 to these

General Terms and Conditions (hereinafter referred to as the PSA) (subject to agreement of the terms of such a PSA). If the Parties have not signed such a PSA as of the beginning of the last day of the corresponding Lease Period, such a Leased Item shall be subject to return to the Lessor on the last day of the corresponding Lease Period, subject to clause 11 of these General Terms and Conditions, with the Lessee performing all the actions provided for in clause 11 of these General Terms and Conditions.

The Lessee shall be obliged to notify the Lessor in advance of its decision to purchase any Leased Item in the manner specified in the previous clause, and of its intention to conclude the corresponding PSA not later than 60 (Sixty) calendar days prior to the expiry date of the relevant Lease Period.

In the event that the Lessee has an outstanding overdue debt in the payment of Lease Payments under any Agreement concluded between the Lessor and the Lessee in accordance with these General Terms and Conditions at the time of conclusion of the PSA or on the date specified in the PSA as the date of transfer of ownership of the Leased Item to the Lessee, the Lessor shall have the right to refuse the Lessee to acquire the ownership of the Leased Item by the Lessee under any other Agreement concluded between the Lessor and the Lessee in accordance with these General Terms and Conditions.

6.	REGISTRATION OF THE LEASED ITEM/DOCUMENTS/KEYS/ALARM KEY FOBS /TRANSPORTATION TAX/PROPERTY TAX/OTHER TAXES AND FEES.

6.1

Registration. Registration of each Leased Item shall be made in the Lessee’s name by the Lessee independently within 5 (Five) business days from the corresponding Acceptance Date. The costs of the specified registration of each Leased Item shall be borne by the person specified in clause 6.5 of these General Terms and Conditions. The specified registration is temporary and shall be made for the corresponding Lease Period.

Thereat, the registration documents shall contain information on the fact that the Lessee is the Lessee of the relevant Leased Item, an indication that the Leased Item is under lease, as well as an indication of the relevant Lease Period (the term of temporary registration), as well as the number and date of the relevant Agreement, unless otherwise expressly provided by the current legislation.

Despite the above provisions, the Lessor shall be entitled to perform any registration actions and/or actions to restore documents and/or obtain their duplicates in relation to the Leased Item, including, but not limited to, independently remove the Leased Item from the register without the Lessee’s participation.

6.2

Manufacturer’s Certificate of Origin (hereinafter referred to as the “MCO”), ignition keys (hereinafter referred to as the “keys”) and alarm key fobs of the Leased Item (hereinafter referred to as “alarm key fobs”). The original MCO for each Leased Item shall be kept by the Lessor and be transferred to the Lessor by the Lessee within 5 (Five) business days from the end date of registration of the Leased Item in accordance with clause 6.1 of these General Terms and Conditions. The Lessee shall have the right to keep a copy of each such MCO. If the Lessee requires the original of any MCO to obtain various permits from state authorities, then, on the basis of the Lessee’s corresponding written reasoned request, at the Lessor’s choice, such a MCO shall either be submitted to the body specified by the Lessee directly by the Lessor, or temporarily be issued by the Lessor to the Lessee against a receipt. If the original of any MCO is transferred to the Lessee by third parties, the Lessee shall undertake to immediately return it to the Lessor.

In case of loss of the original MCO by the Lessee, the latter shall inform the Lessor about that on the next business day, as well as shall provide, at the Lessor’s request, all the documents necessary for restoration of the MCO, and shall compensate all the Lessor’s costs associated with such restoration.

Keys and alarm key fobs that were transferred to the Lessee under the relevant Agreement must be returned to the Lessor at the time of return of the Leased Item to the Lessor. If, for any reason, the keys and/or alarm key fobs were not returned by the Lessee to the Lessor at the time of return of the Leased Item, the Lessor shall have the right to replace the keys and alarm key fobs with new ones, and the Lessee shall compensate all the Lessor’s costs associated with the manufacture of new keys and/or alarm key fobs.

In case of loss of keys or alarm key fobs by the Lessee, the latter shall inform the Lessor about that on the next business day. In this case, the Lessor shall have the right to replace the keys and alarm key fobs with new ones, and the Lessee shall compensate all the Lessor’s costs associated with manufacture of new keys and/or alarm key fobs.

6.3

Certificate of Registration, Current Warrant of Fitness. The Lessee shall keep the original certificate of registration of each Leased Item and a certificate of its admission to operation (a current warrant of fitness). Later on, the Lessee shall receive a current warrant of fitness for each Leased Item from the authorized state bodies independently and at its own expense, subject to the applicable legislation and clause 8.2 hereto, unless otherwise provided by a separate agreement of the Parties.

Copies of the certificate of registration of each Leased Item certified by the Lessee, as well as copies of Current Warrants of Fitness of each Leased Item shall be sent by the Lessee to the Lessor within 5 (Five) business days from the date when the Lessee receives these documents from the authorized bodies.

6.4

Powers of attorney. The Leased Items shall be operated by the Lessee on the basis of the relevant certificates of registration of the Leased Items. The Lessor shall not be obliged to issue any power of attorney to the Lessee for the right to operate the Leased Items.

6.5

Registration costs. The costs associated with the registration and de-registration of Leased Items with authorized state bodies and admission of Leased Items to operation (including all related fees) shall be borne by the Lessee. At the Lessee’s request, the Lessor may provide services for organization of registration actions in relation to the relevant Leased Item in connection with its registration and de-registration with the authorized state bodies and the admission of the Leased Item to operation. In this case, the Lessee shall undertake to pay for the Lessor’s services specified in this clause of the General Terms and Conditions, in accordance with the Tariffs in force at the time of provision of services by the Lessor, as part of the Variable Lease Payments under the relevant Agreement.

If the Lessor provides the services specified in the first paragraph of this clause 6.5 of the General Terms and Conditions for performing registration procedures during the winter period (i.e. from October 01 to April 01 of the calendar year), then the Lessee shall undertake to provide the Lessor with the Leased Item with an installed set of winter wheel tires. In the event that the Lessee does not comply with the condition specified in the previous sentence, the Lessee shall independently and at its own expense arrange for the delivery of the Leased Item to the place specified by the Lessor for performing registration procedures, as well as after the end of the registration procedures, independently and at its own expense, take the Leased Item from the place specified by the Lessor.

6.6

Transportation Tax. If the Lessor pays a transportation tax in connection with any Leased Item, subject to the requirements of tax legislation, the amount specified in the columns “Payments to be paid, net” and “Accrued payments, net” of the corresponding Payment Schedule is subject to increase by the amount specified in the column “payments under clause 6.6 of the General Terms and Conditions, net” of such Payment Schedule, with a corresponding change in the amounts in the columns “VAT accrued” and “VAT to be paid”. Otherwise, the specified amount shall not be included in the total column “Payments to be paid, net” and “Accrued payments, net” of the corresponding Payment Schedule and shall not be taken into account in the columns “VAT accrued” and “VAT to be paid.”

6.7	Property Tax. The property tax associated with each Leased Item shall be paid by the Lessor independently and at its own expense.

6.8

Income Tax. The Parties shall independently pay the income tax arising from the Parties by virtue of or as a result of fulfillment of their obligations hereunder, subject to the legislation of the Russian Federation.

6.9

Expenses related to introduction of new taxes, changes in the rates of existing taxes. In the event of an increase in the rates of taxes and fees in force at the time of conclusion of any Agreement, or introduction of new taxes related to the relevant Leased Item and/or capable of affecting the commercial terms of such an Agreement for the Lessor, the Fixed Lease Payments under the relevant Agreement shall be subject to a proportionate increase by the Lessor, by sending a corresponding written notification to the Lessee. The Fixed Lease Payment under such an Agreement is considered to be increased accordingly from the date of receipt by the Lessee of the Lessor’s corresponding written notification.

7.	ACCOUNTING OF THE LEASED ITEM.

7.1	Asset holder. Each Leased Item shall be accounted for on the Lessee’s balance sheet.

7.2

Amortization. The Lessor shall apply the amortization method, as well as the period and amortization coefficient of each Leased Item in accordance with the procedure established by the applicable legislation and in accordance with its own accounting policy.

7.3

Provision of primary accounting documents and invoices. Within the first 10 (Ten) calendar days of the month following the reporting one, the Lessor shall send to the Lessee, by Pochta Rossii, to the correspondence address specified in clause 17.9 of these General Terms and Conditions, primary accounting documents and invoices confirming provision of services by the Lessor under the relevant Agreement.

The Lessee shall be entitled to request the Lessor to provide the above documents directly to the authorized representative of the Lessee, having previously notified the Lessor in writing, not later than 2 (Two) business days before the end of the reporting month.

In case of late notification of the Lessor about sending the Lessee’s authorized representative, as well as in case of failure of the authorized representative of the Lessee to receive the above documents from the Lessor within 3 (Three) months following the reporting period, the Lessor shall send the documents by Pochta Rossii in the manner specified in the first paragraph of this clause 7.3 of the General Terms and Conditions.

In the event that the Lessee did not notify (untimely notified) the Lessor about changing the Lessee’s address for correspondence specified in clause 17.9 of these General Terms and Conditions, and for this reason the above documents were not delivered to the Lessee, the Lessor, at its discretion, shall set the deadlines for preparing and issuing/sending duplicate documents to the Lessee.

8.	USE OF THE LEASED ITEM.

8.1	The territory of use. The Lessee shall undertake to use all the Leased Items within the territory of the Russian Federation.

8.2

Legal requirements. The Lessee shall undertake to comply with all legal requirements related to possession and use of the Leased Items, especially timely present the Leased Items for passing state technical inspections. Thereat, the Lessee shall undertake to manage on its own and without involving the Lessor, unless otherwise provided for by a separate agreement between the Parties.

8.3

Possession and use costs. All expenses related to the Lessee’s possession and use of each Leased Item under the relevant Agreement (subject to these General Terms and Conditions), including, but not limited to, insurance premiums, taxes and fees imposed in accordance with the applicable legislation on the Lessee as a person that owns and uses such Leased Items (including, but not limited to, such possible taxes and fees as advertising tax, toll for use of highways, etc.), as well as service and repair costs, shall be borne by the Lessee, unless otherwise agreed by a separate agreement between the Parties. If, for any reason, the Lessor pays the expenses specified in this paragraph or any other expenses that, in accordance with these General Terms and Conditions, must be incurred by the Lessee, for the Lessee, the latter shall be obliged to reimburse such expenses to the Lessor at the Lessor’s request (which can be executed as an invoice) in the manner provided for by these General Terms and Conditions and/or relevant Agreements.

Despite the rules of the previous paragraph of this clause 8.3, the Lessor shall bear the costs of insurance of such Leased Items, the Agreements in respect of which the corresponding amounts of insurance premiums are included in the Fixed Lease Payments according to the relevant Payment Schedules.

8.4

Terms of use. The Lessee shall ensure that all the Leased Items are used in accordance with the maintenance manual of the manufacturer of each Leased Item, properly use each Leased Item in accordance with the Purpose of the Leased Item and constantly maintain them in a working and safe condition that meets the requirements and recommendations of all applicable technical regulations and other rules provided for in the legislation of the Russian Federation and the instructions (maintenance manual), provided by the manufacturers of the Leased Items.

8.5

Checking of the Leased Item. The Lessee shall immediately provide the Lessor at its first request with information about the actual and planned location of each Leased Item and its condition. The Lessor shall be entitled to inspect and check the condition of each Leased Item. The Lessee shall provide, at the Lessor’s request, the corresponding Leased Item to the Lessor or its representatives for inspection and checking or ensure the Lessor’s access to the location of the corresponding Leased Item for inspection.

8.6

Improper use. If the condition of any of the Leased Item does not comply with the conditions of the corresponding Agreement (subject to these General Terms and Conditions) as a result of the Lessee’s failure to comply with clauses 8.4, 8.8 and/or 8.9 of these General Terms and Conditions, the Lessor shall be entitled to demand that the Lessee rectifies such defects as soon as possible and if it fails to do so within a reasonable time, to rectify the defects itself with charging all expenses to the Lessee as provided for in these General Terms and Conditions and/or in the corresponding Agreement.

8.7

Warranty maintenance. Each Leased Item is covered by the warranty of the corresponding manufacturer of the Leased Item, the terms and conditions of which are stipulated in the service book attached to the Leased Item.

8.8

Technical condition. The Lessee shall provide, at its own expense, daily constant and regular maintenance of each Leased Item, keep them in good working condition, bear all the expenses for the maintenance of the Leased Items, including but not limited to such expenses as: the cost of petrol, oil, other consumables, the cost of repairs and tyre replacement, washing, storage and parking of the Leased Items, unless otherwise provided for in a separate agreement of the Parties. The Lessor shall not indemnify the Lessee for the cost of severable and non-separable improvements made by the Lessee in relation to any of the Leased Item, nor for the cost of the above-mentioned replacement of branded parts of any of the Leased Item.

8.9

Service and maintenance. The Lessee shall repair as required all the Leased Items. With the exception of cases where otherwise expressly agreed by the Parties in a separate agreement, the said repairs shall be made by the Lessee at its own cost, unless such repairs are covered by the corresponding certificate of insurance, warranty of the corresponding Seller and/or manufacturer of the Leased Item. Periodic maintenance of Leased Items in accordance with the requirements of the manufacturers of Leased Items set out in the corresponding service books shall be carried out at the Lessee’s expense, unless otherwise agreed by separate agreement between the Parties. The Lessee shall also at its own expense at all times (unless otherwise agreed by separate agreement between the Parties):

8.9.1	Follow precisely the recommendations of the manufacturers of the Leased Item for the use, maintenance and upkeep of the corresponding Leased Item;

8.9.2

Carry out regular and thorough inspections of the technical condition of the Leased Items in order to prevent the operation of the Leased Items in violation of the technical standards, requirements and/or recommendations stipulated by the legislation of the Russian Federation and the maintenance manuals of the corresponding Leased Items provided by the manufacturers of the Leased Items, including the standards, requirements and/or recommendations ensuring the operational safety of the Leased Items;

8.9.3	Keep the Leased Items in proper condition and replace any damaged parts with parts supplied or recommended by the relevant Sellers/manufacturers of the Leased Items;

8.9.4

Ensure the use of the Leased Items in accordance with the Purpose of the Leased Items as well as in accordance with the requirements of technical standards and rules established by the legislation of the Russian Federation and the maintenance manuals of the Leased Items provided by the corresponding manufacturers of the Leased Items;

8.9.5

Pay on time for all maintenance and repair works of the Leased Items as well as to purchase at its own expense spare parts and components necessary for the repair and/or operation of the Leased Items, unless such costs are covered by the warranty maintenance of the Leased Items or unless otherwise agreed by separate agreement between the Parties.

8.10

Tyres. Unless otherwise agreed by separate agreement between the Parties, the Lessee shall bear all the expenses in connection with the purchase of any additional sets of wheels (assembled or individually) and individual rims and tyres for any of the Leased Item. The storage and seasonal changing of tyres and, if necessary, rims shall also be carried out by the Lessee at the Lessee’s own discretion and expense, unless otherwise agreed by supplementary agreement between the Parties.

Upon the return of any Leased Item under any Agreement (subject to these General Terms and Conditions), such return of the Leased Item shall be made complete with a set of wheels/tyres meeting the requirements of the manufacturer of the corresponding Leased Item and the applicable requirements of the Russian Federation (including the vehicle operating regulations). The cost of wheel/tyre sets that the Lessee shall have to purchase during the execution of this clause (if necessary) shall not be indemnified by the Lessor to the Lessee.

8.11

Marks/representations. The Lessor shall be entitled to affix inventory marks and other graphic representations to any Leased Item indicating that such Leased Item is the property of the Lessor and the Lessee shall ensure that such marks and representations are present on such Leased Item throughout the corresponding Lease Period. The affixing of the mark (representation) shall be noted in the corresponding Acceptance Certificate or in a separate bilateral certificate.

8.12

The Lessee shall be entitled to place its logo and/or the representation of any trademark/service mark owned by the Lessee or lawfully used by the Lessee on any Leased Item. All expenses associated with such placement, including the appropriate taxes, shall be paid by the Lessee itself. However, if the Lessee shall be obliged to return such Leased Item to the Lessor in accordance with the Agreement (subject to these General Terms and Conditions), the Lessee shall be obliged to remove such logos/trademark/service marks/other representations and inscriptions placed by the Lessee on the said Leased Item on its own and at its own expense until the Leased Item is returned. Otherwise, the Lessor shall be entitled to remove them on its own, with the Lessee bearing the appropriate expenses.

8.13	Use of the Leased Item outside the territory of the Russian Federation. The use by the Lessee of any Leased Item outside the territory of the Russian Federation is not permitted.

8.14

The Lessee’s right to lease the Leased Item. The Lessor authorises the Lessee to lease the Leased Item to third parties (Leaseholders) without the right of purchase. The right to lease the Leased Item shall only be used by the Lessee provided that the conditions stipulated in clauses 8.14.1-8.14.6. and 8.15 of the General Terms and Conditions.

8.14.1	The territory of use of the Leased Item shall be the territory of the Russian Federation.

8.14.2	The Lessee and the Leaseholder shall not be entitled to move the Leased Item outside the territory of use without the written Permission of the Lessor.

8.14.3	The term of the Lease (Carsharing) Agreement shall not exceed the term of the Lease Agreement.

8.14.4

The Lessee shall bear all risks of damage, loss, deterioration, destruction of the Leased Item, including if such events occur while the Leased Item were in the possession and use of the Lessee under the Lease (Carsharing) Agreement.

8.14.5

The right of purchase the Leased Item belongs solely to the Lessee, under the conditions set out in these General Terms and Conditions and in the Leasing Agreement, and may not be assigned to the Leaseholder under any circumstances.

8.14.6

The Lessee shall remain responsible for the Lease payments and the fulfilment of the other provisions of the Lease Agreement irrespective of whose possession and enjoyment the Leased Item are at any time during the Lease Agreement (the Leaseholder or the Lessee).

8.15

The parties, for the avoidance of reasonable doubt, have stipulated that the provisions of Clause 8.14 of these General Terms and Conditions shall be construed as granting the Lessor permission to lease the Leased Item without right of purchase. Lease (Carsharing) Agreements shall be regulated including but not limited to Articles 606 and 642 of the Civil Code of the Russian Federation, while the provisions of Federal Law No. 164-fꝫ of 29.10.1998 “On Financial Lease (Leasing)” and provisions of Articles 665-670 of the Civil Code of the Russian Federation shall not apply to Lease (Carsharing) Agreement.

9.	Insurance for Leased Items.

9.1

Extent of insurance. Each Leased Item shall be subject to insurance for the entire corresponding Lease Period with the Insurance Company specified in the corresponding Agreement, against the following risks:

9.1.1

Voluntary (under applicable law) motor third party liability insurance of the Lessor, the Lessee and the Leaseholder, which may arise as a result of the Lessee’s possession and enjoyment of the Leased Item under the corresponding Agreement, for the entire Lease Period in an amount not less than the equivalent specified in the Agreement, for each Leased Item.

9.1.2

Obligatory (under applicable law) motor third party liability insurance of the Lessor, the Lessee and the Leaseholder, which may arise as a result of the Lessee’s possession and enjoyment of the Leased Item under the corresponding Agreement for the entire Lease Period.

9.2

Insured. Insurance of each Leased Item in accordance with clause 9.1 of these General Terms and Conditions shall be provided by the Lessor. The Lessee shall undertake to compensate the Lessor’s corresponding expenses for insurance of each Leased Item (increased by VAT) in accordance with clause 9.1 of these General Terms and Conditions, as part of the Variable Lease Payments under the corresponding Agreement, with the exception of insurance costs, payments (nonzero) for which are directly included in the Fixed Lease Payments according to the corresponding Payment Schedule.

In this case, the first payment in the amount of the first insurance premium to pay for the voluntary insurance of each Leased Item provided in the corresponding Payment Schedule in the column “payments to pay for voluntary LI insurance, net” shall be paid by the Lessee within 5 (five) business days from the Lessor’s Invoice (Claim) Date under the corresponding Agreement, which may not be issued by the Lessor earlier than on the date of receipt by the Lessor of confirmation of the relevant Seller about the readiness of the relevant Leased Item to transfer under the purchase and sale agreement of such a Leased Item.

9.3

Beneficiary. The Lessor is the Beneficiary under all the insurance contracts for all the Leased Items stipulated in Clause 9.1 of these General Terms and Conditions, with the exception of the cases expressly stipulated in Clause 9.4 of these General Terms and Conditions.

9.4	Procedures and extent of the Parties’ receipt of the insurance indemnity:

9.4.1

Insurance indemnity for the loss of the Leased Item. In case of loss of any Leased Item (complete actual or constructive loss, etc.), the insurance indemnity for such a Leased Item is paid directly to the Lessor, at the request of the Lessor and/or the Insurance Company. The Lessee shall independently and on time submit directly to the corresponding Insurance Company all the documents necessary for the Lessor to receive the insurance indemnity and perform all the necessary cooperation with that Insurance Company, as well as organise the transfer of the usable remains of the Leased Item to the Insurance Company (in case of actual or constructive total loss of the Leased Item) at its own expense.

Regardless of the fact that the corresponding Insurance Company has or has not paid such insurance benefit, the Lessee shall be obliged to pay to the Lessor all the payments provided for in Clause 9.4.3 of these General Terms and Conditions in the manner and under the conditions stipulated in the said Clause 9.4.3.

If such an Insurance Company refuses to provide the said insurance indemnity for any reason whatsoever, the amount to be indemnified by the Lessee pursuant to Clause 9.4.3 subclause (1) of these General Terms and Conditions shall be equal to the amount (increased by VAT) calculated according to the formula specified in Clause 9.4.3. subclause 1) of these General Terms and Conditions.

9.4.2

Insurance indemnity for damage and loss to third parties. If any Leased Item is damaged or any Leased Item is damaged by a third party, the Lessee shall be entitled to an appropriate insurance indemnity for the removal of the respective damage and/or compensatory damages (depending on the situation and the rules of the corresponding Insurance Company). Unless otherwise expressly provided by a separate agreement between the Parties, in the case mentioned, the Lessee shall independently submit to the corresponding Insurance Company all necessary documents as stipulated in the corresponding insurance contract and the regulations of the mentioned Insurance Company shall carry out all necessary cooperation with that Insurance Company and receive the corresponding insurance indemnity (if it is allowed by the insurance regulations of the corresponding Insurance Company). The Lessee shall also notify the Lessor in writing of the occurrence of the insured event within 5 (five) working days from the date of the insured event, with reference to the corresponding Agreement, description of the damage and indication of the amount of damage, unless the Lessee has previously notified the Lessor of the occurrence of the insured event in accordance with the procedure specified in clause 12.3.2. of these General Terms and Conditions.

The Lessor shall not be liable if the Lessee does not receive the insurance indemnity, including but not limited as a result of:

•

Lessee’s failure to comply with the corresponding insurance agreement and the regulations of the corresponding Insurance Company (including but not limited to the failure to pay the insurance indemnity by the Insurance Company as a result of the Lessee’s use of the corresponding Leased Item, even if such use is against the conditions of the agreement with the mentioned Insurance Company, and

•	insolvency of any Insurance Company.

9.4.3

Actions to be taken in the event of loss. In case of loss of any Leased Item (theft, stealing, actual or constructive total loss, etc.), the corresponding Agreement shall automatically terminate (except for obligations of the Parties under this clause 9.4.3) from the date of receipt by the Lessor of the insurance indemnity mentioned in clause 9.4.1 of these General Terms and Conditions, refusal of the corresponding Insurance Company to pay insurance indemnity, or in cases provided for in the last paragraph of clause 10.10 of the Agreement Final settlements under such Agreement shall be made in such case by the Parties within 10 (ten) calendar days from the date of termination of such Agreement in accordance with this clause. 9.4.3 as follows:

1)

The difference (hereinafter the “Difference”) between the insurance indemnity actually received by the Lessor from the corresponding Insurance Company and the amount (increased by VAT) shall be calculated according to the following formula:

Balance of investment increased by the VAT rate at the calculation date

2)

The Lessee shall pay to the Lessor in full all the Lessee’s Payments stipulated in the corresponding Payment Schedule until the loss of the corresponding Leased Item, as well as all amounts outstanding from previous Lease Periods (if any) under the corresponding Agreement, including all amounts due to the Lessor under the corresponding Agreement (subject to these General Terms and Conditions) for interest, penalties and other similar payments, as well as the amounts stipulated in Clause. 10.10 of these General Terms and Conditions. The fact and the moment of loss of the Leased Item in case of theft or stealing shall be confirmed by a resolution of a competent body of the Ministry of Internal Affairs of the Russian Federation, in case of actual or constructive total loss, etc.—an official letter from the corresponding Insurance Company.

3)

Under the conditions of Clause 6.6 of these General Terms and Conditions, the Lessee shall pay to the Lessor the amounts provided for in Clause 6.6 of these General Terms and Conditions for a period equal to the tax period for the purpose of calculating the transport tax, in accordance with the amounts of the indicated amounts provided for in the respective column of the Payment Schedule attached to the corresponding Agreement.

4)

The positive difference provided for in subclause 1) above and remaining after the performance by the Parties of subclauses 2), 3) and 4) of this clause 9.4.3 shall be transferred by the Lessor to the Lessee or (if the insurance contract provides for two beneficiaries pursuant to the second paragraph of clause 9.3 of these General Terms and Conditions) the Lessor shall return the mentioned difference to the Insurance Company for further transfer by the Insurance Company to the Lessee under the insurance contract.

The termination of any Agreement in accordance with the first paragraph of this clause. 9.4.3 shall not result in the simultaneous termination of the obligations of the Parties under such Agreement with respect to those obligations of the Parties arising under this clause. 9.4.3. These obligations of the Parties under such terminated Agreement arising from this clause. 9.4.3 shall continue to apply to the relations of the Parties under such terminated Agreement until they have been fully performed by the Parties.

9.4.4

Damage to third parties. If a third party claims the Lessor legally for compensation for any damage caused by the Leased Item while such Leased Item is in the possession and/or enjoyment of the Lessee or Leaseholder, the Lessee shall indemnify the Lessor for all payments made to the third party as well as other expenses incurred by the Lessor in order to meet such claims, unless the above mentioned third party claims have been covered by the insurance indemnity in accordance with the provisions of Third Party Liability Insurance Contracts provided for in clauses 9.1.2 and 9.1.3 of these General Terms and Conditions.

9.5

If the Leased Item previously recognised as lost due to a theft/stealing is recovered (also in the form of salvage), the Lessee shall be obliged to deliver and hand over the Leased Item to the Insurance Company at its own expense within the term according to the insurance regulations of the relevant Insurance Company. If the Lessor, for any reason, has to arrange for the delivery and handover of the Leased Item to the corresponding Insurance Company instead of the Lessee, the Lessee shall be obliged to compensate the expenses incurred in this regard by the Lessor within 5 (five) business days from the Lessor’s Invoice (Claim) Date. In addition, the Lessee shall be obliged to pay the Lessor for arranging the de-registration of such Leased Item according to the Tariffs in force at the time of provision of the service.

10.	Payments of the Lessee.

10.1	Payments. The Lessee’s payment of the Lease Payments under the Agreements shall be made as and when provided for in the relevant Payment Schedules.

Payment of the Fixed Lease Payments under each Agreement shall be made by the Lessee in accordance with the rules provided for, inter alia, in Clause 10.6.1 of these General Terms and Conditions

Upon the occurrence of the above mentioned circumstances constituting grounds for changing the Payment Schedule under the corresponding Agreement, the Lessee shall, within 5 (five) business days of receipt of the Supplementary Agreement to the Agreement with the amended Payment Schedule attached thereto, send to the Lessor the originals of the above mentioned documents signed and stamped by an authorised person and the Lessee. Despite the Lessee’s obligation to sign an Additional Agreement to the Agreement and the Payment Schedule, the Payment Schedule shall, in any case, be considered changed from the date of sending the corresponding notification and/or the above-mentioned Additional Agreement to the Agreement by the Lessor.

10.2	Accrual of payments. The Fixed Lease Payments under each Agreement shall be calculated monthly on the last day of the month, in the amounts according to the corresponding Payment Schedule.

10.3

Advance Lease Payment. The Advance Lease Payment shall be paid by the Lessee to the Lessor based on the Lessor’s invoice within 5 (five) business days from the date of the Lessor’s Invoice (Claim) Date, unless otherwise specified. The amount of the Advance Lease Payment is specified in the corresponding Payment Schedule and is included in the first Lease Payment according to the Payment Schedule.

The Advance Lease Payment shall be applied toward the payment the first payment (part thereof) for the possession and enjoyment of the Leased Item in accordance with the Payment Schedule of the corresponding Agreement. The Lessor shall not pay interest on the Advance Lease Payment.

The Lessor shall refund the Advance Lease Payment to the Lessee only in the case stipulated in clause 4.5.3 of these General Terms and Conditions. In other cases, including in case of early termination of the relevant Agreement for any reason, the Lessor shall not refund the Advance Lease Payment to the Lessee.

10.4

Variable Lease Payment. The Variable Lease Payment under each Agreement shall include the cost of Additional Services provided by the Lessor to the Lessee under the relevant Agreement, as well as the costs and other expenses (administrative and other) incurred by the Lessor in connection with his/her performance of the Agreement, including but not limited to:

10.4.1	Those related to state registration, state technical inspection and de-registration of the respective Leased Item, if the Lessor has been forced to do so instead of the Lessee for any reason;

10.4.2

Those related to the insurance of the relevant Leased Item pursuant to clause 9 hereof, which shall be carried out by the Lessor thereunder and the payments (other than zero) for which are not expressly included in the Fixed Lease Payment pursuant to the relevant Payment Schedule, as well as the costs incurred by the Lessor as a result of a change in the insurance premiums related to such insurance of the said Leased Item by the relevant Insurance Company;

10.4.3

Those related to the fact that the amount paid by the Lessor in Rubles of the Russian Federation under the relevant Purchase and Sale Agreement for the Leased Item is less than the Cost of the Leased Item in Rubles of the Russian Federation stipulated in the relevant Agreement due to the increase in the Exchange Rate from the date of the abovementioned Agreement to the date of transfer of funds by the Lessor to the Seller in payment for the Leased Item under the relevant Purchase and Sale Agreement; and/or those related to the difference in the Cost of the Leased Item under the relevant Agreement and the Purchase and Sale Agreement due to the increase in the Cost of the Leased Item under the said Purchase and Sale Agreement;

10.4.4

Interest of [***] per annum on the positive difference between the advance paid by the Lessor to the relevant Seller under the relevant purchase and sale agreement for the Leased Item and the amount of the relevant Advance Lease Payment paid by the Lessee to the Lessor for the period between the date when the advance payment was paid by the Lessor to such Seller under the said purchase and sale agreement and the relevant Lease Term Start Date; the said Variable Lease Payment may be invoiced on a monthly basis if the delivery of the Leased Item lasts for more than one month;

10.4.5	Costs for sending any documents or other items to the Lessee (by courier or other post at the Lessor’s choice);

10.4.6

Other reasonable costs and other expenses incurred by the Lessor in connection with the performance of the relevant Agreement (subject to these General Terms and Conditions), including costs, penalties/fines and charges which the Lessee shall be obliged to reimburse or pay to the Lessor under these General Terms and Conditions and/or the relevant Agreement.

The Lessor may not claim from the Lessee compensation for those costs under the Agreement which have already been paid by the Lessee in respect of the said Agreement.

The Lessor shall be entitled at his/her discretion, based on the assessment of commercial feasibility, not to include any of costs in the Variable Lease Payment under any Agreement, even if such costs may formally be included by it in the Variable Lease Payment under such Agreement in accordance with these General Terms and Conditions.

10.5

The Variable Lease Payment Installment Amount. The amount of the next instalment of the Variable Lease Payment shall be determined by the Lessor for each Agreement in the relevant invoice to be sent to the Lessee. The invoice includes all costs and/or amounts as described in Clause 10.4 hereof incurred and/or payable by the Lessee and known to the Lessor in the preceding Lease Period(s) under such Agreement as well as the relevant amount of VAT. An invoice for the Variable Lease Payment shall be due and payable by the Lessee on or before the Due Date closest to the date of such invoice.

Notwithstanding the preceding paragraph of this Clause 10.5, the Lessor shall be entitled to invoice any of his/her costs to be reimbursed as part of the Variable Lease Payment under any Agreement until the Lessor has actually incurred such costs (in advance). The said invoice of the Lessor shall be due and payable by the Lessee within 5 (Five) business days from the date of the Lessor’s Invoice (Claim), unless otherwise stated in the Invoice (Claim).

10.6	Payment Procedure.

10.6.1	Fixed Lease Payment. The Lessee’s obligations to pay the Fixed Lease Payment under each Agreement shall be due and payable in Rubles of the Russian Federation on or before the relevant Due Date.

10.6.2

Variable Lease Payment. The Lessee’s obligations to pay the Variable Lease Payment under each Agreement shall be due and payable in Rubles of the Russian Federation in accordance with clause 10.5 hereof.

10.6.3

Payments Related to Fines for Administrative Traffic Offences. The Lessee shall reimburse the costs incurred by the Lessor in connection with the imposition of administrative liability on the Lessor in the form of fines for administrative traffic offences committed during the Lease Term or while the Lessee or the Leaseholder was in possession of the Leased Item.

The Lessee shall, at the Lessor’s request, provide information about the person driving the Leased Item at the time of committing a road traffic offence. Information about the person (surname, first name, patronymic, driving licence number, other information specified in the lessor’s notification) shall be provided by the lessee within 2 (Two) business days of receiving the notification from the Lessor. In the event that the Lessee fails to provide such information (in whole or in part) within the deadline specified in this paragraph, and the Lessor shall be thereby liable to pay a fine for failure to provide information on the offender, the Lessee shall reimburse the Lessor for the costs incurred by the latter in connection with the imposition of administrative liability on the Lessor by levying a fine for failure to provide information on the offender.

In addition to reimbursing the above-mentioned costs of the Lessor, the Lessee shall pay the Lessor a fee of [***] rubles for administering [***] fine, increased by the amount of VAT.

The Lessee shall reimburse the aforementioned costs and pay the aforementioned administration fee based on the Lessor’s invoices within 5 (Five) business days from the Date of the Lessor’s Invoices (Claims), unless otherwise specified in the invoice. However, the Lessor shall be entitled to issue an invoice once a month, including all costs incurred by it during the respective month in connection with the payment of the aforementioned fines, as well as an invoice with the total amount of remuneration accrued for the respective month and payable by the Lessee for the administration of the fines paid by the Lessor in the respective month.

The Lessor shall be entitled to invoice the above-mentioned costs to the Lessor until such time as the Lessor has actually paid the above-mentioned penalties.

10.6.4

Other Payments of Lessee The Lessee shall fulfil the obligation to pay the Lessor any other amounts provided for herein and/or in any Agreement, in Rubles of the Russian Federation within the time limits stipulated in such Agreement and herein.

10.6.5

Mandatory Requirements for the Lessee’s Payments. The Lessee shall make each payment under the respective Agreement in a separate payment order with a mandatory reference to the full number of the Agreement (indicating the letter and number part of the number of the respective Agreement without the “No” sign) in the “purpose of payment” field.

The Lessee shall be obliged to fill in the “purpose of payment” field according to the following pattern: e.g. “RC-R-FA0000-00001 Lease Payment” and to enter the number of the respective Agreement in Latin characters.

If a payment is received from the Lessee in breach of this clause of the General Terms and Conditions, the Lessor shall be entitled at his/her sole discretion:

(i)

not to accept the payment received by returning it back to the Leaser, with any costs associated with transferring such payment back to the Leaser being at the Leaser’s expense. In such a case it will be deemed that the Lessee’s Payment has not been paid by the Lessee in accordance with the General Terms and Conditions, the relevant Agreement and the Payment Schedule, with the Lessee being liable for the late payment of the Lessee’s Payments in accordance with these General Terms and Conditions,

or

(ii)

credit the payment received against the outstanding obligations of the Lessee under any of the Agreements entered into between the Lessor and the Lessee without regard to the purpose of the payment as specified by the Lessee in such payment order.

The Lessee shall be obliged to make all the Lessee’s Payments under the relevant Agreement exclusively from his/her own current account.

10.7

Sale of the Leased Item. If the sale price of the Lease Item that the Lessor was able to obtain upon its further sale to a third party, is less than the Payment against Purchase (increased by VAT) specified in the Payment Schedule of the respective Agreement, after the Lease Item has been redelivered by the Lessee at the end of the Lease Term as provided for herein, the Lessee shall pay the difference between the sale price and the Payment against Purchase (increased by VAT) within 5 (five) business days from the date of Lessor’s invoice (claim).

10.8

Late Payment. If any of the Lessee’s Payments under any Agreement (subject to these General Terms and Conditions) are late, the Lessor shall be entitled to demand that the Lessee pay a penalty of [***]% of the outstanding amount for each day of delay. The Lessee shall pay the Penalty Fee no later than the next Due Date under the relevant Agreement.

If the Lessee is in default of payment of Lease Payments 2 (Two) or more times in succession under the relevant Agreement, the Lessor shall be entitled to demand that the Lessee, in addition to repayment of the debt, make 2 (Two) forthcoming Lease Payments specified in the Payment Schedule of the respective Agreement, which are not yet due, and the Lessee undertakes to comply with such demand of the Lessor within 5 (Five) business days from the Date of the Lessor’s invoice (demand).

In addition, if the Lessee is in arrears in the payment of Lease Payments 2 (Two) or more times in a row under the respective Agreement, the Lessor shall be entitled (with no consent of the Lessee) to restrict or deprive the Lessee of the Leased Item by any legal means (including by installing technical devices on the Leased Item that make it impossible to use it). The Lessee shall be obliged to pay for the possession of the Leased Item in the order and amount according to the relevant Payment Schedule. The Lessee shall compensate the Lessor for all costs incurred by the Lessor in connection with the activities referred to in this subparagraph of clause 10.8 hereof, within 5 (Five) business days from the date of the Lessor’s invoice (claim).

10.9

Set-off Procedure for Lessee’s Payments. If the Lessee fails to fulfil his/her financial obligations under any Agreement in full, the funds received on the Lessor’s current account from the Lessee shall be set off by the Lessor in the following order:

•

firstly, against the Lessee’s outstanding Lease Payments arising under the relevant Agreement, whereby the outstanding Lease Payments of the Lessee shall be repaid in the following order: firstly, against the Fee; secondly, against the Fixed Lease Payment; thirdly, against the Variable Lease Payment;

•	secondly, against the Lessee’s arrears of fines, penalties, forfeits and other similar payments under the relevant Agreement;

•	thirdly, to compensate for other losses incurred by the Lessor under the relevant Agreement;

at the same time:

•

the funds received on the Lessor’s current account from the Lessee shall be set off by the Lessor on the basis of the date of arising of the debt (in chronological order) and in accordance with the above-mentioned order of priority, i.e. the lessor shall first set off the lessee’s debt arising as of an earlier date;

•

the purpose of payment (except for the number of the respective Agreement) stated by the Lessee in the Lessee’s payment order shall not affect the above-mentioned procedure of the Lessee’s debt repayment under the respective Agreement.

If the Lessor receives funds from the Lessee and the Lessee is not in arrears in respect of the Lessee’s Payments, such funds will be credited by the Lessor against the nearest due Payments of the Lessee in the manner described above therein.

10.10

Payment When the Leased Item is Lost In case of loss of any of the Leased Items (hijacking, theft, total or constructive destruction, etc.), the procedure stipulated in clause 9.4.3 hereof shall apply.

However, from the moment of such loss of the Leased Item and until the termination of the respective Agreement according to clause 9.4.3 hereof, the Lessee shall pay to the Lessor payments stipulated in clause 6.6 hereof and in the manner specified therein, as well as the Lessor’s refinancing costs for the purposes of such Agreement as determined by the Lessor in the relevant invoice for such Agreement in accordance with the procedure set out in this clause 10. No other amounts shall be payable by the Lessee to the Lessor under such Agreement during that period (however, the Lessee shall make payments under the other Agreements in the usual manner).

The Lessee shall also pay to the Lessor the amounts provided for in clause 9.4.3 hereof in a prescribed manner upon termination of the said Agreement in accordance with clause 9.4.3 hereof.

The Parties separately note that if the Leased Item is not insured regardless of the reasons (or if the loss of the leasing object is not an insured event), the loss of the Leased Item shall be established by the relevant competent authorities (Traffic Police, Ministry of Internal Affairs of the Russian Federation, Ministry of Emergency Situations of the Russian Federation, etc.).

10.11

Value Added Tax Where the Lessee makes any Payments under the Agreements which are subject to VAT in accordance with applicable law and in other cases provided for herein and/or the relevant Agreements, the relevant amounts shall be increased by the amount of VAT at the rate specified for each Agreement in the relevant Payment Schedules. In the event that such statutory VAT rate changes from that specified in any Payment Schedule, the said amounts, in particular those provided for in the relevant Payment Schedules and otherwise, when paid by the Lessee shall be increased by such new VAT rate as from the effective date of such new VAT rate. At the same time:

10.11.1	Where the VAT rate has been increased, the total payment shall be calculated as the sum of these net payments and their product with the new VAT rate.

10.11.2

Where the VAT rate has been reduced as from the effective date of such reduced VAT rate, the net amounts indicated in the relevant Payment Schedules shall be automatically amended by recalculating them according to the following formula, except for the amounts indicated in the columns “Payments under clause 6.6 of the General Terms and Conditions, net” and “Payments for Voluntary Insurance LI, net”:

where: An – the new corresponding net amount; Ain – the original corresponding amount, taking into account the VAT rate before its change; VATn – the new VAT rate.

The new net amounts thus obtained shall be used by the Parties for the settlement of the relevant Agreements in place of the net amounts used prior to the reduction of the VAT rate.

At the same time, upon such reduction, the new net amounts calculated in accordance with this Clause 10.11. shall apply to set off the Advance Lease Payments under such Agreements against the Fixed Lease Payment

10.12

Rates/Additional Services. The Tariffs may be unilaterally changed by the Lessor at any time at his/her sole discretion. In case of changes, the new Tariffs shall be notified to the Lessee at least 1 (One) month prior to their entry into force by sending them to the Lessee by fax, e-mail, post, courier or by posting them on the official internet site of the Lessor www.vwfs.ru http://www.vwfs.ru/. The Lessor shall choose the method of notification at his/her discretion

The Lessee shall be obliged to pay for the Additional Services which the Lessor has provided to the Lessee at his/her request and/or which the Lessee has made use of, in accordance with the Tariffs applicable at the time of the provision of the relevant Additional Services, in the manner provided for herein and/or in the Agreement. The Lessor shall be entitled to refuse to provide any of the Additional Services to the Lessee at his/her discretion without giving a reason.

10.13

Commission Fee. The Lessee shall pay the Commission Fee in the amount set out in the relevant Agreement. The Commission Fee shall not be included in the Lease Payments and shall be separately payable by the Lessee.

Services for which a Commission Fee shall be deemed to have been rendered at the time the Parties sign the relevant Agreement.

11.	Procedure for Redelivery of Leased Items

11.1

In all cases where any of the Leased Items is subject of Redelivery hereunder, any Agreement and/or the laws of the Russian Federation, the following procedure for Redelivery of the Leased Items shall apply.

The Lessee shall be obliged to redeliver the Leased Items to the Lessor irrespective of whose possession and use the Leased Items actually were (the Lessee or the Lessee) at the moment of the Lessor’s demand for the Leased Item redelivery. The Lessee shall bear all costs for redelivery of the Leased Item from the possession of the Leaseholder, including, but not limited to, penalties for early termination of the Lease (if applicable).

11.2

Each Leased Item shall be redelivered by the Lessee to the Lessor de-registered with a complete set of documents (vehicle passport, technical inspection card, service book, operation manual, etc.) and keys (including all alarm key fobs) in the condition subject to normal wear and tear for the period when the Lessee owned the relevant Leased Item under the relevant Agreement. Each Leased Item shall be transferred to the Lessor by an Acceptance Certificate signed by both Parties.

11.2.1	The Lessee shall independently and at his/her own expense remove from each redelivered Leased Item the Carsharing Equipment installed thereon.

11.2.2

If the Lessee fails to fulfil his/her obligation stipulated in clause 11.2.1, the Lessee shall compensate the Lessor’s costs incurred for the Lessor’s own dismantling of the Carsharing Equipment within 5 (Five) business days after receiving a corresponding demand from the Lessor.

11.3	Upon redelivery of each Lease Item, the Lessor shall assess the condition of the received Leased Item, indicate its condition as well as its total mileage on the relevant Acceptance Certificate.

11.4

If the sales price of the Leased Item, which the Lessor was able to obtain upon its further sale to a third party, is lower (including due to exceeding the maximum mileage and improper condition of the Leased Item) than the Repurchase Payment amount specified in the relevant Payment Schedule (increased by VAT), after the redelivery/rejection of the Leased Item by the Lessor at the end of the Lease Term as provided for herein, the Lessee shall pay the difference between the Sale Price of the Leased Item and the above amount within 5 (Five) business days from the date of the Lessor’s Invoice (Claim).

11.5

All expenses of the Lessor for the preparation of the Leased Item for sale and its sale to a third party (including, but not limited to those related to elimination of hidden defects of the Leased Item identified after the Leased Item have been transferred from the Lessee to the Lessor under the Acceptance Certificate and dismantling of the Carsharing Equipment) shall be borne by the Lessee, who shall compensates the Lessor for such expenses within 5 (five) business days from the Date of the Lessor’s Invoice (Claim).

11.6	Each Lease Item shall be redelivered to the Lessor at the address specified by the Lessor.

11.7

The risk of accidental loss/damage of the respective Lease Item shall be transferred to the Lessor upon signing of the Acceptance Certificate by both Parties, confirming the transfer of the Lease Item to the Lessor according to this clause 11.

11.8

In case of delay by the Lessee of the terms for the return of the Leased Item established by these General Terms and Conditions and/or the relevant Agreement, the Lessee undertakes to pay the penalty to the Lessor within 5 (five) working days from the Lessor’s Invoice (Claim) Date:

11.8.1

in the amount of [***] of the amount of the last Lease Payment payable by the Lessee according to the corresponding Payment Schedule, for each day of delay in returning the Leased Item, if the delay in returning the Leased Item does not exceed 10 (ten) calendar days;

11.8.2

in the amount of the last Lease Payment to be paid by the Lessee according to the Payment Schedule, for each calendar month of delay in returning the Leased Item before the date of return of the Leased Item to the Lessor (in this case, an incomplete calendar month is considered complete), if the delay in returning the Leased Item was more than 10 (ten) calendar days.

11.9

If the Lessee has not returned the Leased Item (when such return is provided for herein) within the period established herein, the Lessor has the right, in addition to collecting the penalty specified in clause 11.8 herein, without the consent of the Lessee, to take possession and use the Leased Item and make its withdrawal and return, attributing all the Lessor’s expenses incurred in connection with ensuring the safety, withdrawal and return of the Leased Item to the Lessee, and the Lessee undertakes to compensate such expenses of the Lessor within 5 (five) working days from the Lessor’s Invoice (Claim) Date.

11.10	After the return (withdrawal) of the Leased Item in accordance with the current legislation and/or herein, the Lessor has the right to sell the Leased Item to any third party.

11.11

In the event that the Lessee has not returned the Leased Item to the Lessor in the cases, procedure and terms herein, the Lessor, at its discretion, has the right to demand from the Lessee the immediate return of the Leased Item or payment of the amount indicated in the line corresponding to the month of the actual return (withdrawal) of the Leased Item in the column “Settlement Schedule for early termination of the Agreement, at the end of the Leasing Period, net” of the corresponding Payment Schedule.

12.	ADDITIONAL OBLIGATIONS OF THE LESSEE.

12.1

Informing about current accounts. The Lessee does hereby guarantee that at the time of signing these General Terms and Conditions, it has only those current accounts listed in Appendix No. 1 to these General Terms and Conditions, and undertakes to provide the Lessor with information about the closure of existing current accounts and the opening of new current accounts no later than 5 (five) business days following the day of opening/closing of the current account.

12.2

Providing financial information to the Lessor. The Lessee shall provide, at the request of the Lessor, no later than 5 working days from the date of receipt of such a request, the following documents relating to the financial condition of the Lessee:

12.2.1	A copy of the balance sheet with an appendix of the profit and loss statement for the last reporting period with a mark of the tax inspectorate, certified by the Lessee,

12.2.2	Forms of financial statements submitted to the state authorities of the Russian Federation in accordance with the laws,

12.2.3

The auditor’s conclusion on the reliability of the Lessee’s accounting and tax statements and their compliance with the legislation requirements, if the Lessee must have such an auditor’s conclusion in accordance with the current laws,

12.2.4	Data required for the Lessor to submit information about each leasing transaction to the state authorities in the cases provided for by laws.

12.3	Immediate notification of the Lessor. The Lessee shall also inform the Lessor of the following facts no later than the next working day after the Lessee became aware of them:

12.3.1	About any actions and acts of state authorities concerning any Leased Item;

12.3.2

About damage, destruction of any Leased Item or its withdrawal from the possession of the Lessee (with the exception of withdrawal as a result of leasing the Leased Item), as well as about any facts on the basis of which the Lessor and/ or the Lessee may be held liable for damage caused by any Leased Item;

12.3.3	On the beginning of any procedures provided for by the legislation on insolvency (bankruptcy) in respect of the Lessee;

12.3.4	On claims against any Leased Item by third parties, as well as on the alleged pledge, arrest or foreclosure of any Leased Item;

12.3.5	On changing the constituent documents, the location and address for correspondence of the Lessee;

12.3.6	On making decisions on the liquidation of the Lessee, as well as on the execution of major transactions by the Lessee, as these transactions are defined by the current laws of the Russian Federation;

12.3.7	On the non-return of the Leased Item by the Lessee within the period stipulated by the Lease Agreement;

12.3.8

On the facts of the loss of the Leased Item and the facts of applying to law enforcement with an application on the search for the Leased Object and/or an application for the initiation of a corresponding criminal case.

12.4

Failure to fulfill the obligations of the Lessee in relation to the MCO, keys and alarm key fobs. In case of delay by the Lessee of the return to the Lessor of the original MCO of the corresponding Leased Item within the period specified in clause 6.2 herein, as well as in case of delay by the Lessee of the return of keys or alarm key fobs of the Leased Item within the period specified in clause 6.2 herein, the Lessee shall pay the Lessor in accordance with the Lessor’s account, a penalty in the amount of [***] rubles for each day of delay for each fact of delay of return until the day of return of the MCO, keys and/or alarm key fobs of the Leased Item, and in the event that the delay is more than 10 (Ten) calendar days, the Lessee shall pay the Lessor a penalty in the amount of [***] rubles for each fact of delay in the return, in addition to the penalties accrued in accordance with this paragraph before or after the 10th day of the corresponding delay.

In case of loss of the MCO issued to the Lessee and/or keys and/or alarm key fobs, the Lessee shall pay, on the basis of the Lessor’s invoice, a penalty in the amount of [***] rubles for each fact of loss, in addition to the Lessor’s expenses, which the Lessee shall compensate in accordance with clause 6.2 herein.

12.5

Failure to fulfill the obligations of the Lessee in relation to the certificate of registration and the ticket for passing a vehicle inspection. If the Lessee misses the deadline for providing a copy of the certificate of registration of the Leased Item and/or a copy of the ticket for passing a state vehicle inspection by the Leased Item provided for in clause 6.3. herein, the Lessee shall pay the Lessor a penalty in the amount of [***] rubles for each day of delay for each fact of delay until the day of providing a copy of the certificate of registration of the Leased Item and/or a copy of the ticket on the passage of the state vehicle inspection by the Leased Item.

12.6

The procedure for payment of penalties, charges and fines. All penalties, charges and fines are paid under the relevant Agreement by the Lessee in accordance with these General Terms and Conditions in the Variable Part of the Lease Payments if the Lessor sends a written request to the Lessee (which can be issued as an invoice). The payment of penalties and/or fines and/or charges by the Lessee under the relevant Agreement does not deprive the Lessor of the right to claim compensation for the losses caused in full in excess of such penalties and/or fines and/or charges.

12.7

A guarantee. In the event that a surety agreement has been concluded with respect to any agreement of guarantee, which ensures the proper performance by the Lessee of its obligations under such an Agreement, and such an agreement of guarantee has terminated for any reason, the shall ensure that a new agreement of guarantee is concluded with respect to the Agreement between the Lessor and another person approved by the Lessor. At the same time, a mandatory condition of the agreement of guarantee is the presence of provisions in it that provide for the possibility of non-acceptance write-off of any amounts owed by the Lessee under the relevant Agreement from the current account of the guarantor.

12.8

In the event that the Lessor, in connection with the improper performance by the Lessee of its obligations under any Agreement, has incurred expenses in connection with applying to the services of debt collection agencies, lawyers or other persons engaged by the Lessor to collect the sums Lessee own under any Agreement and/or to return the Leased Item in cases provided for by current laws and/or herein, and/or the relevant Agreement, the Lessee shall compensate such expenses of the Lessor in full within 5 (five) working days from the Invoice (Claim) Date of the Lessor.

12.9

Satellite security alarm system. In cases where a satellite security alarm system (hereinafter referred to as the “Alarm System”) is installed on the Leased Item, the Lessee is not entitled to make any changes/additions to it, replace it, replace the access/control codes of the Alarm System, as well as perform other actions that entail or may cause the loss of control by the Lessor over the Alarm System and/or the Leased Item without the prior written consent of the Lessor. The provisions of this paragraph are valid until the transfer of ownership of the Leased Item to the Lessee in the cases provided for herein.

13.	Termination and EARLY termination of Agreements.

13.1

The period of validity of the Agreement. The validity of each Agreement is terminated by the full fulfillment by the Parties of their obligations under it or in the event of its early termination. Early termination of any Agreement for any reason in accordance with these General Terms and Conditions does not entail the simultaneous termination of the Lessee’s obligations under such an Agreement in terms of those obligations of the Lessee that were not fulfilled by the Lessee on the date of termination of the relevant Agreement, as well as obligations arising from the Agreement, including those that provide for making payments in favor of the Lessor provided for herein and/or the relevant Agreement, as well as for the return of the relevant Leased Item and performing other actions provided for in clause 11 herein (in case of such return conditions herein). Such obligations of the Lessee under such a terminated Agreement, specified in the previous sentence, continue to apply to the relations of the Parties from such a terminated Agreement until they are fully fulfilled by the Lessee.

13.2

Early termination by agreement of the Parties. Each Agreement may be terminated early by mutual consent of the Parties. In this case, such an Agreement will be considered terminated from the moment of full settlement between the Parties.

13.2.1

If, upon termination of any Agreement in accordance with this clause 13.2, the Lessee repurchases the Leased Item, the Lessee shall pay within 5 (five) working days from the Date of the Lessor’s invoice (claim) (unless another term is specified in the relevant agreement of the Parties), the Lessor the amount specified in the line corresponding to the month of termination of the Agreement in the column “Settlement Schedule for early termination of the Contract, at the end of the Leasing Period, net” of the corresponding Payment Schedule (increased by VAT), as well as to fulfill other obligations specified in clause 13.1 herein.

13.2.2

If, upon termination of any Agreement in accordance with this clause 13.2, the Lessee returns the Leased Item to the Lessor, the Lessee shall pay the Lessor the difference between the amount indicated in the line corresponding to the month of termination of the Agreement in the column “Settlement Schedule for early termination of the Contract, at the end of the Leasing Period, net” of the corresponding Payment Schedule (increased by VAT) and the sale price of the Leased Item within 5 (five) working days from the Lessor’s Invoice (Claim) Date (unless another term is specified in the relevant agreement of the Parties) which the Lessor was able to receive upon further sale of the Leased Item to a third party; the Lessor’s expenses in accordance with clause 11.5 herein; as well as to fulfill other obligations specified in clause 13.1 herein.

13.3

Unilateral refusal of the Lessee. Upon the expiration of 12 (twelve) months after the relevant Lease Term Start Date, the Lessee has the right at any time to refuse further performance of the relevant Agreement and terminate such Agreement unilaterally and extrajudicially, notifying the Lessor in writing at least 14 (fourteen) calendar days before the date of the expected termination of such Agreement.

13.3.1

If, upon termination of any Agreement in accordance with this clause 13.3, the Lessee acquires the Leased Item into the ownership of the Lessee, the Lessee shall pay to the Lessor within 5 (five) working days from the Lessor’s Invoice (Claim) Date the amount specified in the line corresponding to the month of termination of the Agreement in the column “Settlement Schedule for early termination of the Agreement, at the end of the Leasing Period, net” of the corresponding Payment Schedule (increased by VAT), as well as to fulfill other obligations specified in clause 13.1 herein. The right of ownership of the relevant Leased Item shall be transferred to the Lessee subject to the prior fulfillment by the Lessee of all its obligations provided for in this clause 13.3.1.

13.3.2

If, upon termination of any Agreement in accordance with this clause 13.3, the Lessee returns the Leased Item to the Lessor, the Lessee shall pay within 5 (five) working days from the Lessor’s Invoice (Claim) Date, to pay the Lessor the difference between the amount specified in the line corresponding to the month of termination of the Agreement in the column “Settlement Schedule for early termination of the Agreement, at the end of the Leasing Period, net” of the corresponding Payment Schedule (increased by VAT), and the sale price of the Leased Item, which the Lessor was able to receive during further sale of the Leased Item to a third party; the Lessor’s expenses in accordance with clause 11.5 herein as well as to fulfill other obligations specified in clause 13.1 herein. Upon termination of any Agreement in accordance with this clause 13.3.2, the relevant Leased Item is subject to return to the Lessor in accordance with the procedure provided for in clause 11 herein, no later than on the date of such termination of the Agreement.

13.4	Unilateral refusal of the Lessor. The Lessor has the right to refuse to perform any Agreement and terminate such Agreement unilaterally extrajudicially, in any of the following cases:

13.4.1

Late Payments. The Lessee, within a period exceeding 10 (ten) calendar days, does not fulfill its obligations to pay the payments provided for in the relevant Agreement (subject to these General Terms and Conditions). At the same time, in the event of a delay in the payment of an Advance Lease Payment, the Lessor has the right to unilaterally withdraw from the relevant Agreement after 1 (one) calendar day of delay;

13.4.2	Violation of the order of use. The Lessee allows the use of the relevant Leased Item in violation of the terms of these General Terms and Conditions and/or the relevant Contract;

13.4.3

Bankruptcy/Liquidation/Insolvency of the Lessee. Liquidation or bankruptcy proceedings have been initiated against the Lessee, as well as if a claim is filed against the Lessee, the acceptance of which may significantly worsen the financial condition of the Lessee, or if the property of the Lessee is seized to cover the debt (regardless of whether this relates to any Leased Item or not), or if there is a court order for the dissolution or liquidation of the Lessee.

13.4.4

Termination of any Agreement. Any Agreement concluded by the Lessor and the Lessee in accordance with these General Terms and Conditions has terminated (in a judicial or extrajudicial manner) in the event of the Lessor’s unilateral refusal to perform the relevant Agreement on the grounds provided herein.

13.4.5

A significant violation of the terms of the Agreements. In the event that the Lessee has significantly violated any Agreement concluded between the Lessor and the Lessee in accordance with these General Terms and Conditions. At the same time, significant violations of the Agreement are:

•	non-payment by the Lessee of the Advance Lease Payment (in full or in part) within the period established herein;

•

violation by the Lessee of the terms and conditions of insurance of the Leased Item and civil liability of the Lessee provided for in Article 9 herein, which resulted in the absence of insurance of the Leased Item and civil liability of the Lessee on the terms and to the extent provided for herein;

•	delay in payment of Lease Payments of more than 6 (six) once for the entire Lease Term, regardless of the subsequent payment of such Lease Payments by the Lessee;

•	violation by the Lessee of the terms and conditions for leasing the Leased Item to third parties in accordance with clause 8.14 herein.

13.4.6

Other violations. The Lessee does not fulfill its obligations with respect to any Leased Item provided for in paragraphs 8 and/or paragraph 12 herein, as well as in the case of an unjustified refusal of the Lessee to accept the relevant Leased Item, as well as in the case of the Lessee entering into any agreements or transactions with third parties regarding any Leased Item related to the assignment by the Lessee of rights to any Leased Item in favor of such third parties in violation of these general Terms.

The Agreement is considered terminated upon the expiration of 5 (five) calendar days from the date of receipt by the Lessee of the Lessor’s notice of termination of the relevant Agreement.

If the notice of termination of the Agreement is delivered over to the Lessee under the signature, the date of termination of the Agreement is the date of delivery of the notification to the Lessee under the signature.

In the event that the Lessee evades (refuses) to receive the above notification, the Agreement, taking into account the fraudulent conduct of the Lessee, is considered terminated from the date of the attempt to deliver the above notification to the Lessee by the courier of the courier service. In this case, the proof of the fact of the Lessee’s evasion (refusal) from receiving and the date of the attempt to deliver the notification is the corresponding confirmation of the courier service.

13.5

Upon termination of any Lease Agreement in accordance with clause 13.4. General Terms and Conditions and with the simultaneous return of the Leased Item (both voluntarily by the Lessee and by the Lessor), the Parties agreed to establish the following procedure for mutual settlements:

If the Lease Payments received by the Lessor from the Lessee (with the exception of an Advance Lease Payment) are combined with the value of the Leased Item returned (the value of the returned Leased Item is determined in accordance with clause 13.6. of General Terms and Conditions) less than the amount of financing provided to the Lessee, the fee for the said financing for the time before the actual return of this financing, as well as the Lessor’s losses and other sanctions established by the General Terms and Conditions, the Lessor has the right to collect the corresponding difference from the Lessee.

13.6	The Parties have reached an understanding that the value of the returned Leased Item is determined on the basis of the following:

13.6.1

The cost of the returned Leased Item is determined based on the amount actually received by the Lessor from the sale of the Leased Item within a period not exceeding 12 calendar months after the actual return of the Leased Item.

13.6.2

If the Leased Item has not been sold within the terms specified in clause 13.6.1. above, the value of the returned Leased Item is determined based on the opinion of an independent expert examination conducted by the Lessor at the expense of the Lessee.

14.	ASSIGNMENT OF RIGHTS.

14.1	Assignment of rights by the Lessee. The Lessee has the right to assign rights under any Agreement after receiving the prior written permission of the Lessor.

14.2

Assignment of rights by the Lessor. The Lessor has the right to assign the rights under any Agreement to third parties without the prior permission of the Lessee by sending the corresponding notification to the Lessee. In cases where the assignment of the Lessor’s rights is not possible without the transfer of the Lessor’s debt to the Lessee, the Lessee hereby gives its consent to the transfer of such debt to any third party chosen by the Lessor.

15.	Applicable law and JURISDICTION.

15.1

Disputes and disagreements. In the event of disputes and/or disagreements between the Parties in connection with the performance of these General Terms and Conditions and/or any Agreement, the Parties will take all possible measures to resolve them through negotiations.

15.2

The place of the trial. If the Parties are unable to come to an agreement, all disputes and disagreements occurred due these General Terms and Conditions and/or Contracts or in connection with them are subject to resolution in the Arbitration Court of Moscow in accordance with the current laws of the Russian Federation.

15.3	Legislation under this Agreement. All the provisions herein, as well as all Agreements without exception, are interpreted and regulated in accordance with the current laws of the Russian Federation.

16.	Force Majeure.

16.1

A list of force majeure circumstances. Neither of the Parties will be liable for full or partial non-performance of obligations under the Agreement, if this non-performance was the result of force majeure circumstances that arose after the conclusion of the relevant Agreement as a result of extraordinary events that the Parties could not have foreseen or prevented by reasonable measures (force majeure). Such events of an extraordinary nature include: flood, earthquake; war or military actions; epidemics, embargoes, blockades. If any of these circumstances directly affected the performance of the obligation within the period specified in the Agreement (taking into account these General Terms and Conditions), then this period is proportionately postponed for the duration of the relevant circumstance.

16.2

Procedure. The Party for which it is impossible to fulfill its obligations under any Agreement is obliged to notify the other Party in writing of the occurrence of force majeure circumstances no later than 5 (five) calendar days from the date of their occurrence. Failure to notify (untimely notification) of the occurrence or termination of force majeure circumstances deprives the Parties of the right to refer to them in the future.

16.3

Confirmation of force majeure circumstances. In the event of force majeure, the Party subjected to their action will have to provide confirmation of the presence and duration of force majeure circumstances in the form of an official document of the established form issued by the Chamber of Commerce and Industry of the Russian Federation.

16.4

The duration of force majeure circumstances. If these circumstances last more than 3 (three) months, the Parties will hold negotiations to discuss what measures should be taken. If the Parties fail to find an acceptable solution within the next two months, then each of the Parties has the right to terminate the Agreement in respect of which such force majeure circumstances occur, provided that the force majeure circumstances continue.

16.5

Actions in case of termination of the Agreement due to force majeure circumstances. In the event of termination of any Agreement due to force majeure circumstances, the Lessee is obliged to return to the Lessor the relevant Leased Item and related documents and accessories in accordance with the procedure provided for in clause 11 of these General Terms and Conditions, to pay the relevant Lease Payments in full for the period of actual stay of such a Leased Item with the Lessee, as well as to perform other actions provided for in clause 11 of these General Terms and Conditions.

17.	General Provisions.

17.1

Entry into force. These General Terms and Conditions shall enter into force as part of each Agreement containing a reference to the application of these General Terms and Conditions, simultaneously with it. Each Agreement comes into force from the moment it is signed by both Parties.

17.2

If any of the terms and conditions of these General Terms and Conditions and/or any Agreement, or any of the other agreements concluded under these General Terms and Conditions and/or any Agreement is considered, will be considered or declared invalid, illegal or unenforceable for any reason according to a court decision or in any other way, the invalidity or inapplicability of this provision will not affect or change the validity of the remaining terms and conditions of the General Terms and Conditions, such Agreement and other above-mentioned agreements, and the Parties undertake to amend, supplement or replace any of such invalid provisions with valid provisions which will provide the same economic result that was expected by the Parties, without revising the essential terms and conditions of these General Terms and Conditions, Agreements, or any of the agreements concluded on their basis.

17.3

The form of changes and additions. All amendments and additions to these General Terms and Conditions and Agreements are valid only if they are made in writing and signed by duly authorized representatives of the Parties.

17.4

Previous agreements. After the signing of each Agreement, all previous written and oral agreements, negotiations and correspondence between the Parties that precede the conclusion of such Agreement, become invalid if they are not referenced in the relevant Agreement.

17.5

Communication during the execution of the Agreement. All communication during the execution of each Agreement, and in particular notifications of disagreements, refusals, impossibility, etc., must be sent to the Parties in writing, unless otherwise provided by these General Terms and Conditions.

17.5.1

Notifications and other messages containing payment requirements in the event of an overdue debt of the Lessee under any Agreement, as well as requirements for termination of any Agreement, are sent by the Lessor in writing by courier service with a receipt for receive or by state mail by registered mail with a notification of delivery to the address (addresses) specified in article 18 of these General Terms and Conditions, if the Lessee has not properly notified the Lessor of a change in its address (addresses). If, at the time of delivery of these notifications to the addresses of the Lessee specified in article 18 of these General Terms and Conditions, the Lessee is absent and, as a result, it is impossible to confirm the receipt of the notification by the Lessee, this notification is considered to have been duly delivered to the Lessee even in the absence of its receipt.

17.5.2

The Lessor has the right to send any other notices other than those specified in clause 17.5.1 of these General Terms and Conditions during the execution of the relevant Agreement, including, but not limited to, invoices for payment, as well as correspondence under the relevant Agreement in any way (at its discretion), including by using state mail, courier service, fax and electronic communication, while the above-mentioned notices and correspondence are considered appropriate in relation to these General Terms and Conditions and/or the relevant Agreement.

17.6

Facsimile signature. The Parties have agreed that the Lessor has the right to use facsimile signatures of its authorized persons when signing any documents directly or indirectly related to these General Terms and Conditions and/or Agreements.

17.7

Disclosure of information and personal data. The Lessee hereby gives his consent to the Lessor to store, process, use the Lessee’s personal data, as well as other information related to the conclusion and execution of any Agreement concluded between the Lessor and the Lessee in accordance with these General Terms and Conditions. The Lessee also gives his consent, and the Lessor has the right to provide other persons, including, but not limited to, credit organizations, leasing companies, credit bureaus, judicial and law enforcement agencies, third parties claiming claims in connection with any Agreement, etc., personal data of the Lessee’s employees, as well as other information related to the conclusion and execution of any Agreement concluded between the Lessor and the Lessee in accordance with these General Terms and Conditions. The Lessee also allows the Lessor to receive such data and information from credit bureaus and other sources, from third parties, in accordance with the provisions of the Current Legislation.

17.8	Number of copies. These General Terms and Conditions, as well as each Agreement, are signed in three copies having the same legal force.

17.9	Notifications. Notifications should be sent to the Parties at the following addresses:

The lessor:

30/1 Obrucheva str., bldg. 1, Moscow, 117485, Russian Federation

Phone: +7 495 775 75 57 Fax: +7 495 258 51 54

The lessee:

Phone: 8 (495) 234-22-44

Address: 72 Sadovnicheskaya str., bldg. 2, Moscow, 115035, Russian Federation

17.10	Annexes and certificates. All annexes to these General Terms and Conditions are an integral part of them.

18.	Legal addresses and details of the Parties:

The lessor:

Limited Liability Company “Volkswagen Group Finanz”

Legal address: 12 Trubnaya str., Moscow, 107045, Russian Federation

Actual address: 12 Trubnaya str., Moscow, 107045, Russian Federation

Correspondence address: 30/1 Obrucheva str., bldg. 2, Moscow, 117485, Russian Federation

Taxpayer Identification Number (INN): [***]

Tax Registration Reason Code (KPP): [***]

Settlement account No. [***] in Volkswagen Bank RUS, LLC, Moscow

Correspondent account No. [***]

Bank Identification Code (BIC): [***]

Phone: +7 495 775 7557.

Fax: +7 495 258 8154

The lessee:

Limited Liability Company “Carsharing Russia”

Legal address: 73 Sadovnicheskaya str., bldg. 1, Moscow, 115035, Russian Federation

Actual address: 73 Sadovnicheskaya str., bldg. 1, Moscow, 115035, Russian Federation

Correspondence address: 72 Sadovnicheskaya str., bldg. 2, Moscow, 115035, Russian Federation

Taxpayer Identification Number (INN): [***]

Tax Registration Reason Code (KPP): [***]

Settlement account No. [***] in SBERBANK PJSC, MOSCOW

Correspondent account No. [***]

Bank Identification Code (BIC): [***]

Phone: 8 (495) 234-22-44

19.	SIGNATURES OF THE PARTIES

THE LESSOR:

Limited Liability Company “Volkswagen Group Finanz”

________________________ Anna Nikolayevna Druzhinina)

acting under Power of Attorney No. 2018-0512/02 dated 05.12.2018

________________________ (Veronika Vladislavovna Sakunova) acting under Power of Attorney No. 2018-0512/02 dated 05.12.2018

Stamp here

THE LESSEE:

Limited Liability Company «Carsharing Russia»

________________________ (Yevgeniy Sergeyevich Polianovskiy)

under the Articles of Association

Stamp here

Annex No. 1

to Car Lease Agreement

General Terms and Conditions

No. RC-FB683310-2

dated January 14, 2019

CURRENT ACCOUNTS OF THE LESSEE

Settlement account No. [***] in SBERBANK PJSC, MOSCOW

Correspondent account No. [***]

Bank Identification Code (BIC): [***]

THE LESSOR:

Limited Liability Company “Volkswagen Group Finanz”

________________________ Anna Nikolayevna Druzhinina)

acting under Power of Attorney No. 2018-0512/02 dated 05.12.2018

________________________ (Veronika Vladislavovna Sakunova) acting under Power of Attorney No. 2018-0512/02 dated 05.12.2018

Stamp here

THE LESSEE:

Limited Liability Company «Carsharing Russia»

________________________ (Yevgeniy Sergeyevich Polianovskiy)

under the Articles of Association

Stamp here

Annex No. 2

to Car Lease Agreement

General Terms and Conditions

No. RC-FB683310-2

dated January 14, 2019

FORM CAR PURCHASE AND SALE AGREEMENT No. ___

TO THE LEASE AGREEMENT No. ___________ DATED __.__.2018

Moscow __.__.2018

The Limited Liability Company “Volkswagen Group Finanz”, hereinafter referred to as “the Lessor” or “the Seller”, depending on the context, represented by _______________, acting under _____________________, on the one hand,

and

The Limited Liability Company “_________________”, hereinafter referred to as “the Lessee” or “the Buyer”, depending on the context, represented by _____________________, acting under _________________, on the other hand, hereinafter collectively referred to as the “Parties”,

have agreed and signed this Purchase and Sale Agreement (hereinafter referred to as “the Agreement”) of the Leased Item (hereinafter referred to as “the car”, depending on the context) on the basis of a Lease Agreement No. __________ dated __. __.2018, concluded between the Parties, (hereinafter referred to as “the Lease Agreement”) on the following:

1.	Subject of the Agreement

1.1

In accordance with clause 5.4 of the General Terms and Conditions of Car Lease Agreements No. __________ dated __.__.2018 (hereinafter referred to as “the General Terms and Conditions”) and the Lease Agreement concluded between the Parties, the Lessee fulfills its obligation to redeem the Leased Item and repurchases it on the terms provided for in the General Terms and Conditions and the Lease Agreement, as well as on the terms provided for in this Agreement.

1.2

The Seller hereby undertakes to transfer ownership of the car specified in Annex No. 1 to this Agreement to the Buyer, and the Buyer undertakes to take ownership and pay for the Leased Item, as provided for in this Agreement.

1.3	he characteristics and configuration of the car are specified in the Specification (Annex No. 1), which is an integral part of this Agreement.

1.4

The Buyer hereby acknowledges that the Leased Item is repurchased taking into account the actual depreciation at the time of transfer of ownership to the Lessee. The Buyer also acknowledges that due to the continuous and exclusive possession of the Leased Item as the Lessee from the moment of signing the Vehicle Acceptance Certificate dated _____, __.2018 until the execution of this Agreement and the transfer of ownership to the Lessee, the Lessor as the Seller is not responsible for the shortcomings that arose after the transfer of the Leased Item to the Lessee under the above Certificate; these shortcomings are the exclusive responsibility of the Lessee, since these are the shortcomings of the Leased Item that arose during the operation and ownership of the Leased Item by the Lessee.

1.5

Taking into account the above-mentioned and the fact that the choice of the Seller under the Lease Agreement was made by the Lessee, the Lessee undertakes to send claims on the quality of the Leased Item, including with reference to this Agreement, directly to the seller of the Leased Item or to another person authorized by the manufacturer of the Leased Item.

2.	PRICE and calculations

2.1

In accordance with clause 5.4 of the General Terms and Conditions the Lessee purchase from the Lessor the Leased Item for the amount, provided in the Schedule of Payments, namely __________ (_____________________ 00/100) Russian rubles plus VAT at the rate set by law in the amount of ___________ (_____________ 00/100) Russian rubles (hereinafter referred to as the “Repurchase Price”).

2.2	The Lessee pays the Lessor the Repurchase Price no later than __.__. 2018.

2.3

In case of late payment of the Repurchase Price, the Lessee pays the Lessor a penalty in the amount of 0.1% of the Repurchase Price for each day of delay. The Lessor has the right to recover losses from the Lessee in excess of the specified penalty.

3.	Transfer of ownership

3.1

The transfer of the Leased Item to the Buyer’s property shall take place on the day of signing the Certificate on fulfilling obligations and accepting the transfer of the car to Car Purchase and Sale Agreement No. __________ dated __. __.2018 from the Lessee to the Lessor, subject to full payment of the Repurchase Price by the time of signing this Certificate. The Certificate confirms the return of the Leased Item to the Lessor by the Lessee under the Lease Agreement, the fulfillment of obligations by the Parties under the Lease Agreement and this Agreement, the transfer of ownership of the Leased Item and the transfer of the Leased Item from the Seller to the Buyer in accordance with this Agreement.

3.2

Together with the Leased Item, the Lessor transfers to the Lessee the vehicle passport, registration certificate, technical inspection ticket for the Leased Item, as well as other documents and keys that were returned by the Lessee to the Lessor under the Lease Agreement.

3.3	3.3. The Leased Item is transferred to the Lessee at the actual address of the Lessor.

3.4

The Lessee independently removes the Leased Item from the registration within 10 (ten) calendar days from the date of signing the Certificate on fulfilling obligations and accepting the transfer of the car to Car Purchase and Sale Agreement No. ______ dated __.__.2018 . The Lessee shall bear the expenses related to the de-registration of the Leased Item with the authorized state bodies, and if the Lessor incurs any expenses related to the de-registration of the Leased Item by the Lessee, the Lessee shall compensate such expenses to the Lessor on the basis of the Lessor’s invoice. The Lessee undertakes to transfer to the Lessor a copy of the passport of the technical means with a note on de-registration no later than 3 (three) working days from the date of de-registration of the Leased Item.

4.	General provisions

4.1	Terms and definitions. The terms and definitions used in this Agreement have the same meaning as similar terms used in the Lease Agreement and the General Terms and Conditions.

4.2	Entry into force. This Agreement shall enter into force as part of each Lease Agreement (annex to it) from the moment of signing this Agreement by both Parties.

4.3

Partial invalidity. If any of the terms and conditions of this Agreement is considered, will be considered or recognized as invalid, illegal or unenforceable for any reason according to a court decision or in any other way, the invalidity or inapplicability of this provision will not affect or change the validity of the remaining terms and conditions of the Agreement, and the Parties undertake to amend, supplement or replace any of such invalid provisions with valid provisions that will provide the same economic result as expected by the Parties, without revising the essential terms and conditions of this Agreement.

4.4	The form of amendments and additions. All amendments and additions to this Agreement are valid only if they are made in writing and signed by duly authorized representatives of the Parties.

4.5	Communication during the execution of the Agreement. All messages and notifications related to this Agreement must be sent to the Parties in writing.

4.6

Receiving messages. In respect of all written notifications, messages and other correspondence, the sending Party must verify that the messages have been received. Otherwise, the notification is considered received from the date and time indicated on the duly executed document certifying the delivery of the notification to the addressee.

4.7	Number of copies. This Agreement is signed in 3 (three) copies having the same legal force.

4.8	Notifications. Notifications should be sent to the Parties at the following addresses:

Lessor: 30/1 Obrucheva str., bldg. 1, Moscow, 117485, Russian Federation

Lessee: _________________________

4.9	Annexes and certificates. All annexes to this Agreement are an integral part of it.

4.10	This Agreement is an additional agreement to the Lease Agreement and is an integral part of it.

5.	DETAILS AND SIGNATURES OF THE PARTIES

Seller:

Limited Liability Company “Volkswagen Group Finanz”

Legal address: 12 Trubnaya str., Moscow, 107045, Russian Federation

Actual address: 12 Trubnaya str., Moscow, 107045, Russian Federation

Correspondence address: 30/1 Obrucheva str., bldg. 1, Moscow, 117485, Russian Federation

Taxpayer Identification Number (INN): [***]

Tax Registration Reason Code (KPP): [***]

Settlement account No. [***] in Volkswagen Bank RUS, LLC, Moscow

Correspondent account No. [***]

Bank Identification Code (BIC): [***]

________________________ /                /

acting under

Stamp here

Buyer:

Limited Liability Company “_______________”

Legal Address:

Actual Address:

Correspondence Address:

Taxpayer Identification Number (INN):

Tax Registration Code (KPP):

Current account No.:

Correspondent account No.:

Bank Identification Code (BIC):

Phone:

________________________ (                )

acting under __________

Stamp here

CAR SPECIFICATION

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

SIGNATURES OF THE PARTIES

Seller: Limited Liability Company “Volkswagen Group Finanz”	Buyer: Limited Liability Company “_________________”

/ / acting under the ____________________	( ) acting under the

Stamp here ____________________	Stamp here ____________________

The form is approved:

THE LESSOR:

Limited Liability Company “Volkswagen Group Finanz”

________________________ (Anna Nikolayevna Druzhinina)

acting under Power of Attorney No. 2018-0512/02 dated 05.12

________________________ (Veronika Vladislavovna Sakunova)

acting under Power of Attorney No. 2018-0512/02 dated 05.12.2018

Stamp here

THE LESSEE:

Limited Liability Company “Carsharing Russia”

________________________ (Yevgeniy Sergeyevich Polianovskiy)

acting under the Articles of Association

Stamp here

Form of the Certificate on the fulfillment of obligations and the acceptance and transfer of the car to

Car Purchase and Sale Agreement

No. __________ dated __.__.2018

Moscow	__.__.20__

1.

This Certificate on fulfillment of obligations and acceptance and transfer of the car (hereinafter referred to as the “Certificate “) is drawn up between the Lessor (Seller) and the Lessee (Buyer), referred to as the “Parties”, in relation to the Car Lease Agreement No. _____________, concluded between the Parties on __. __.2018 (hereinafter referred to as the “Lease Agreement”) and Car Purchase and Sale Agreement No. _______ dated __. __.2018 (hereinafter referred to as the “Purchase and Sale Agreement”). The names of the Lessor (Seller) and the Lessee (Buyer) are indicated below in clause 12 of this Certificate.

2.

This Certificate confirms the return of the Leased Item to the Lessor by the Lessee under the Lease Agreement, the fulfillment of obligations by the Parties under the Lease Agreement and the Purchase and Sale Agreement, the transfer of ownership of the Car and the transfer of the Car from the Seller to the Buyer in accordance with the Purchase and Sale Agreement.

3.

The Parties hereby confirm that the Lessee has paid the Lessor the Amount of the Lease Agreement provided for in the Lease Agreement in full and has thus fulfilled all its obligations to the Lessor provided for in the Lease Agreement.

4.

The Parties confirm that the obligations of the Parties under the Purchase and Sale Agreement have ceased due to their full fulfillment by the Parties (Clause 1, Article 408 of the Civil Code of the Russian Federation).

5.	The Parties confirm that they do not have any claims against each other in connection with the Lease Agreement and the Purchase and Sale Agreement and/or their execution by each of the Parties.

6.

The Parties hereby confirm that under the Lease Agreement, the Lessee returned to the Lessor, and under the Purchase and Sale Agreement, the Seller (Lessor) transferred, and the Buyer (Lessee) accepted:

•	a car (according to clause 9 of this Certificate);

•	the original vehicle passport;

•	service book;

•	operating instructions in Russian;

•	2 (two) sets of keys to the Leased Item.

7.

The Parties hereby confirm that the ownership of the car has passed to the Buyer, as provided for in the Purchase and Sale Agreement. Information about the car, the ownership of which has passed to the Buyer, is contained in clause 9 of this Certificate.

8.	The Buyer hereby confirms that the condition of the car fully meets the requirements of the Buyer, and the Buyer has no claims.

9.	The transferred car:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

10.

This Certificate is drawn up in three copies, one copy for each of the Parties and one copy for the State Road Traffic Safety Authority (Traffic Police). This Certificate is an integral part of the Purchase and Sale Agreement.

11.	Names and signatures of the Parties:

Seller: Limited Liability Company “Volkswagen Group Finanz”	Buyer: Limited Liability Company “_________________”

/ / acting under the ____________________	( ) acting under the

Stamp here ____________________	Stamp here ____________________

The form is approved:

THE LESSOR:

Limited Liability Company “Volkswagen Group Finanz”

________________________ (Anna Nikolayevna Druzhinina)

acting under Power of Attorney No. 2018-0512/02 dated 05.12

________________________ (Veronika Vladislavovna Sakunova)

acting under Power of Attorney No. 2018-0512/02 dated 05.12.2018

Stamp here

THE LESSEE:

Limited Liability Company “Carsharing Russia”

________________________ (Yevgeniy Sergeyevich Polianovskiy)

acting under the Articles of Association

Stamp here